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                                                                     EXHIBIT 4.1

                            CERTIFICATE OF AMENDMENT
                       OF THE CERTIFICATE OF INCORPORATION
                                       OF
                      ALLIED HEALTHCARE INTERNATIONAL INC.

                          ----------------------------

               (UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW)

         ALLIED HEALTHCARE INTERNATIONAL INC., a New York Corporation ("the Corporation") hereby certifies as follows:

         FIRST: The name of the Corporation is "Allied Healthcare International Inc."

         The name under which the Corporation was formed is United States Home Health Care Corp.

         SECOND: The date the Corporation's certificate of incorporation was filed with the Department of State is November 30, 1981.

         THIRD: The amendment of the certificate of incorporation effected by this certificate of amendment is as follows: to designate up to eight million shares (8,000,000) of the authorized ten million shares (10,000,000) shares of preferred stock as Series A Convertible Preferred Stock with a par value of $.01 per share.

         FOURTH: The first paragraph of Article FOURTH of the certificate of incorporation, relating to the aggregate number of shares which the Corporation shall have the authority to issue, is hereby amended to read as follows:

                   "FOURTH: The aggregate number of shares of all classes that the Corporation shall have the authority to issue is seventy-two million shares (72,000,000), divided into two classes, of which sixty-two million shares (62,000,000) shall be designated Common Stock, with a par value of $.01 per share, and ten million shares (10,000,000) shall be designated Preferred Stock, with a par value of $.01 per share. Eight million shares (8,000,000) of the Preferred Stock shall be designated as Series A Convertible Preferred Stock, with a par value of $.01 per share."

         FIFTH: Section I of Article FOURTH of the certificate of incorporation, relating to the Preferred Stock which the Corporation shall have the authority to issue, is hereby amended by adding the following provisions at the end thereof:

                      SERIES A CONVERTIBLE PREFERRED STOCK

         Section 1. Designation and Amount. The 8,000,000 shares of Series A Convertible Preferred Stock, par value $.01 per share, of the Corporation shall be designated Series A Convertible Preferred Stock (being referred to herein as the "Series A Preferred Stock"). Such number of shares may be increased or decreased by resolution of the Board of Directors;



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provided, that no decrease shall reduce the number of shares of Series A
Preferred Stock to a number less than that of the shares of Series A Preferred Stock then outstanding. The Series A Preferred Stock shall have the rights, terms and privileges set forth below.

         Section 2. Dividends and Distributions.

              (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative dividends at the per share rate of 9.375% of the Original Issue Price per annum (as adjusted for subsequent stock dividends, stock splits, combinations, recapitalizations or the like with respect to such share) or such higher rate provided for in Section 17 of the Certificate of Designations in the event of a Covenant Breach from the date of original issuance of such share (the "Closing Date") or, in the event of such higher rate, from the date of the Covenant Breach, which dividends shall accrue daily in arrears starting from June 18, 2002 and be compounded quarterly, whether or not such dividends are declared by the Board of Directors or paid. Subject to the provisions set forth below, such dividends shall be declared by the Board of Directors and payable quarterly in cash, in arrears, on March 31, June 30, September 30 and December 31 of each year beginning on September 30, 2002 or if any such day is not a Business Day, on the next succeeding Business Day; provided that such payment or declaration by the Board of Directors is not prohibited under Applicable Laws (including lack of surplus under the laws of the State of New York) and that the Corporation has sufficient cash available to pay the dividend, and provided that no declaration shall be required unless there is a respective dividend payment and, notwithstanding any such non-payment or non-declaration, dividends shall nonetheless accrue and compound as contemplated by the previous sentence as if such dividends had been declared on a quarterly basis; and provided further that any such accrued dividends, which, whether or not declared, are not paid in accordance with this sentence shall be paid upon liquidation, redemption or conversion of the Series A Preferred Stock as set forth in Sections 4, 5, 8 and 9 of the Certificate of Designations. After, and only after, the foregoing dividends on the Series A Preferred Stock are paid, then the Corporation may (when, as and if declared by the Board of Directors) declare and distribute dividends among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each, as of the record date with respect to the declaration of such dividends.

              (b) Unless and until all accumulated dividends on the Series A Preferred Stock under Section 2(a) of the Certificate of Designations have been paid for all past dividend periods and for the then current quarterly dividend period, the Corporation may not declare or pay any dividend, make any distribution, or set aside any funds or assets for payment or distribution, with regard to any Junior Stock. As used with regard to the Series A Preferred Stock, the term "Junior Stock" means all shares of Common Stock and all shares of any other class or series of stock of the Corporation to which the shares of Series A Preferred Stock are prior in rank. If the Series A Preferred Stock ranks prior to another class or series of stock as to some matters, but not as to other matters, shares of the other class or series are "Junior Stock" with regard to the matters as to which the Series A Preferred Stock ranks prior to the other class or series, but not as to other matters.



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              (c) Any dividend paid or other contribution made with regard to shares of Series A Preferred Stock will be paid pro-rata on a share-by-share basis among all such shares at the time outstanding.

         Section 3. Voting Rights.

              (a) Election of Directors. Subject to the terms hereof, until the Lead Investor and its Affiliates (which, for purposes of this Section 3(a) of the Certificate of Designations, shall include any limited partner or other constituent owner of the Lead Investor) beneficially owns less than fifty-percent (50%) of the shares of Series A Preferred Stock which it beneficially owns as of the Closing Date, the holders of outstanding shares of Series A Preferred Stock shall, voting together as a separate class, be entitled to elect one Director of the Corporation (the "Series A Director"), which such number may be increased as provided in Section 17 of the Certificate of Designations. Such Series A Directors shall be elected by a plurality vote with the elected candidates receiving the greatest number of affirmative votes (with each holder of Series A Preferred Stock entitled to cast one vote for a candidate for the directorships reserved for the holders of the Series A Preferred Stock with respect to each share of Series A Preferred Stock held by such holder) of the outstanding shares of Series A Preferred Stock, with votes withheld having no legal effect. The holders of outstanding shares of Series A Preferred Stock shall, voting together as a separate class, be entitled to remove any of the Series A Directors, with or without cause. The election and removal of such Series A Directors shall occur (i) at the annual meeting of shareholders of the Corporation, (ii) at any special meeting of shareholders of the Corporation, (iii) at any special meeting of holders of Series A Preferred Stock called by holders of a majority of the outstanding shares of Series A Preferred Stock or (iv) by the written consent of a Majority in Interest in the manner and on the basis specified above. If, at any time when a sufficient number of shares of Series A Preferred Stock are outstanding such that a Series A Director is entitled to be elected pursuant to the first sentence of this
Section 3(a) of the Certificate of Designations, any such Series A Director ceases to be a Series A Director for any reason, the vacancy shall only be filled by the vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting together as a separate class, in the manner and on the basis specified above or as otherwise provided by law. So long as the Lead Investor and its Affiliates beneficially owns fifty-percent (50%) or greater of the shares of Series A Preferred Stock which it beneficially owns as of the Closing Date, the Lead Investor shall be entitled to nominate the Series A Directors in its sole discretion. In addition to the foregoing at all times, the holders of outstanding shares of Series A Preferred Stock shall also be entitled to vote in the election of all other directors of the Corporation together with holders of all other shares of the Corporation's outstanding Capital Shares entitled to vote thereon, voting as a single class, with each outstanding share of Series A Preferred Stock entitled to the number of votes specified in Section 3(b) of the Certificate of Designations. The holders of outstanding shares of Series A Preferred Stock may, in their discretion, determine not to elect one or more Series A Directors as provided herein from time to time, and during any such period the Board of Directors nonetheless shall be deemed duly constituted.

              (b) Voting Generally. Each outstanding share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which

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such share of Series A Preferred Stock is then convertible pursuant to Section 5 of the Certificate of Designations as of the record date for the vote or written consent of shareholders, as applicable. Each holder of outstanding shares of Series A Preferred Stock shall be entitled to notice of any shareholders meeting in accordance with the by-laws of the Corporation and shall vote with holders of the Common Stock, voting together as single class, upon all matters submitted to a vote of shareholders, except those matters required to be submitted to a class or series vote pursuant to the terms hereof or by law.

         Section 4. Liquidation.

              (a) Series A Liquidation Preference. Upon any liquidation, dissolution or winding up of the Corporation and its subsidiaries, whether voluntary or involuntary (a "Liquidation Event"), each holder of outstanding shares of Series A Preferred Stock shall be entitled to be paid in cash, whether from capital, surplus or earnings, before any amount is paid or distributed to the holders of the Common Stock or any other Junior Stock, an amount per share of Series A Preferred Stock equal to (i) (pound)2.867 (the "Original Issue Price") (such amount to be adjusted appropriately for stock splits, stock dividends, recapitalizations and the like) plus (ii) any accrued or declared but unpaid dividends on such shares of Series A Preferred Stock (the Original Issue Price plus such accrued or declared dividends are referred to herein as the "Series A Preference Amount"). If the amounts available for distribution by the Corporation to holders of Series A Preferred Stock upon a Liquidation Event are not sufficient to pay the aggregate Series A Preference Amount due to such holders, such holders shall share ratably in any distribution in connection with such Liquidation Event in proportion to the full respective preferential amounts to which they are entitled.

         Notwithstanding the preceding paragraph, if upon such Liquidation Event the holders of outstanding shares of Series A Preferred Stock would receive more than the aggregate amount to be received under the preceding paragraph above in the event all of their shares of Series A Preferred Stock were converted into shares of Common Stock (plus the payment in cash of any accrued or declared but unpaid dividends on such shares of Series A Preferred Stock) pursuant to the provisions of Section 5(a) of the Certificate of Designations immediately prior to such Liquidation Event and such shares of Common Stock received a liquidating distribution or distributions from the Corporation, then each holder of outstanding shares of Series A Preferred Stock in connection with such Liquidation Event shall be entitled to be paid in cash, in lieu of the payments described in the preceding paragraph, an amount per share of Series A Preferred Stock equal to such amount as would have been payable in respect of each share of Common Stock (including any fractions thereof) issuable upon conversion of such share of Series A Preferred Stock had such share of Series A Preferred Stock been converted to Common Stock immediately prior to such Liquidation Event pursuant to the provisions of Section 5(a) of the Certificate of Designations (plus the payment in cash of any accrued or declared but unpaid dividends on such shares of Series A Preferred Stock).

         The provisions of this Section 4(a) of the Certificate of Designations shall not in any way limit the right of the holders of Series A Preferred Stock to elect to convert their shares of Series A Preferred Stock into shares of Common Stock (plus the payment in cash of any accrued or declared but unpaid dividends on such shares of Series A Preferred Stock) pursuant to Section 5 of the Certificate of Designations prior to or in connection with any Liquidation Event.

              (b) Remaining Assets. After the payment of all preferential amounts required to be paid to the holders of the Series A Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series A Preferred Stock, the remaining assets and funds of the Corporation available for distribution to its shareholders shall be distributed among the holders of shares of Junior Stock then outstanding.

         Section 5. Conversion into Common Stock. The holders of Series A Preferred Stock shall have the following conversion rights:

              (a) Voluntary Conversion. Each holder of shares of Series A Preferred Stock will have the right, upon the written election of such holder without the payment of additional consideration, at any time on or before the day before the date, if any, fixed for the conversion of those shares in any notice of conversion given as provided in Section 9 of the Certificate of Designations at the office of the Corporation or any transfer agent for those shares, from the date of issuance until December 17, 2008, at the option of the holder of the shares of Series A Preferred Stock, to convert some or all shares of Series A Preferred Stock held of record by the holder into (i) such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price for each such share by the Conversion Price at the time in effect for such Series A Preferred Stock (the "Common Conversion Rate"), and
(ii) the payment in cash of any accrued or declared but unpaid dividends on such shares of Series A Preferred Stock. The initial "Conversion Price" per share for shares of Series A Preferred Stock shall be the Original Issue Price, subject to adjustment as set forth in Section 6 of the Certificate of Designations. Such conversion may occur at any time after the date of issuance of such shares of Series A Preferred Stock.

              (b) Procedure for Conversion. Upon election to convert pursuant to
Section 5(a) of the Certificate of Designations, the relevant holder or holders of Series A Preferred Stock shall surrender the certificate or certificates representing the Series A Preferred Stock being converted to the Corporation, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) or if lost shall deliver to the Corporation an affidavit of loss together with an indemnity agreement in form reasonably satisfactory to the Corporation, at its principal executive office or such other place as the Corporation may from time to time designate by notice to the holders of the Series A Preferred Stock. Upon surrender of such certificate(s) or delivery of an affidavit of loss together with an indemnity agreement in form reasonably satisfactory to the Corporation, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion and shall deliver to the holder or the holder's designee, pursuant to instructions provided to the Corporation by the holder in immediately available funds, cash in the amount of any accrued or declared but unpaid dividends on such shares of Series A Preferred Stock being converted. The issuance of certificates for Common Stock upon conversion of Series A

Preferred Stock shall be deemed effective as of 9:00 a.m. Eastern Time of the date of written notice of election to convert delivered pursuant to Section 5(a) of the Certificate of Designations together with the surrender of such Series A Preferred Stock certificates or delivery of such affidavit of loss together with an indemnity agreement in form reasonably satisfactory to the Corporation and shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock, provided, however, that the Corporation will not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of record of the Series A Preferred Stock to be converted and no such issue or delivery will be made unless and until the person requesting the issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that the tax has been paid.

              (c) Reservation of Stock Issuable upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase the number of its authorized but unissued shares of Common Stock to such number of shares as are sufficient for such purpose, and to reserve the appropriate number of shares of Common Stock for issuance upon such conversion.

              (d) No Closing of Transfer Books. The Corporation shall not close its books against the transfer of shares of Series A Preferred Stock in any manner that would interfere with the timely conversion of any shares of Series A Preferred Stock.

              (e) No Fractional Shares. No fractional shares of Common Stock will be issued upon conversion of Series A Preferred Stock. Any fractional interest in a share of Common Stock resulting from conversion of shares of Series A Preferred Stock will be paid in cash (computed to the nearest cent) based on the Conversion Price on the day next preceding the day of conversion. If more than one share of Series A Preferred Stock is surrendered for conversion at substantially the same time by the same holder, the number of full shares of Common Stock issuable upon the conversion will be computed on the basis of all the shares of Series A Preferred Stock surrendered at that time by that holder.

              (f) Failure by Corporation to Pay Dividend Amount in Cash. In the event that the Corporation is prohibited or prevented under Applicable Laws or under any other contractual or other arrangement (including, without limitation, the Credit Agreements), or other legal restriction whatsoever, directly or indirectly (which shall be deemed to encompass a similar prohibition or prevention upon UK Parent or TWUK or other Subsidiary of the Corporation) from paying in cash the amount of the accrued or declared but unpaid dividends on such shares of Series A Preferred Stock of any holder requesting a voluntary conversion of the shares in accordance with Section 5 of the Certificate of Designations, after the Corporation shall use all

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reasonable endeavors to take such action as shall be necessary or appropriate to review and promptly remove any impediment to its ability to pay such cash amounts (including to cause UK Parent and/or TWUK to take substantially similar actions) as contemplated in Section 5 of the Certificate of Designations, to the extent there remains any such cash amounts which have not been so paid, such holder may make the following election, in its sole discretion:

                   (i) the holder shall have the right to revoke their voluntary conversion exercise with respect to the applicable number of shares of Series A Preferred Stock with which payment of accrued or declared but unpaid dividends has not been provided in cash;

                   (ii) unless otherwise prohibited under Applicable Laws, the holder shall be entitled to accept from the Corporation, and the Corporation shall promptly issue to the holder, a demand note in the principal amount of the accrued or declared but unpaid dividends remaining unpaid in cash, which such demand note shall include interest provisions substantially identical to the dividend provisions of
         Section 2 of the Certificate of Designations (except that interest rate on the demand note shall be increased by two percent (2%)), and which such demand note shall otherwise be in form and substance reasonably satisfactory to such holder; or

                   (iii) the holder shall have the right to receive an additional number of shares of Common Stock of the Corporation equal to the quotient of (A) the amount of the accrued or declared but unpaid dividends that remain unpaid, divided by (B) the average Closing Price per share of Common Stock as reported by the principal securities exchange on which the shares of Common Stock are listed for trading for the five (5) Trading Days immediately preceding the date of conversion. In the event that the holder elects this option (iii) the procedure for delivery of such shares of Common Stock shall be consistent with, and concurrent with, the delivery and issuance of shares of Common Stock pursuant to Section 5(b) and 5(e) of the Certificate of Designations.

         Section 6. Adjustments.

              (a) Adjustments to the Conversion Price. Except as provided in
Section 6(b) of the Certificate of Designations and except in the case of an event described in Section 6(c) of the Certificate of Designations, if and whenever after the date the amendment to the Certificate of Incorporation containing the Certificate of Designations is first filed with the Department of State of New York (the "Filing Date") the Corporation issues, sells or exchanges, or is, in accordance with this Section 6(a) of the Certificate of Designations, deemed to have issued or sold or exchanged, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to such issuance, sale or exchange, then, upon such issuance, sale or exchange (or deemed issuance, sale or exchange), the Conversion Price shall be reduced to the price determined by dividing (y) the sum of (A) the Common Stock Deemed Outstanding immediately prior to such issuance, sale or exchange (or deemed issuance, sale or exchange) multiplied by the Conversion Price then in effect and (B) the consideration, if any, received by the Corporation upon such issuance, sale or exchange (or deemed issuance, sale or exchange) by (z) the Common Stock Deemed Outstanding immediately after such issuance, sale


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or exchange (or deemed issuance, sale or exchange). Such adjustments shall be made successively whenever such an issuance, sale or exchange is made. For purposes of clause (y)(B) of this Section 6(a) of the Certificate of Designations, if applicable, "consideration" shall be denominated in sterling converted utilizing the relevant currency exchange rate on the date of such issuance, sale, or exchange (or deemed issuance, sale, or exchange).

         For purposes of this Section 6(a) of the Certificate of Designations, the following shall also, subject to the provisions of Section 6(b) of the Certificate of Designations, be applicable:

                   (i) Issuance of Rights or Options. If the Corporation, at any time after the Filing Date, in any manner grants (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities"), in each case for consideration per share (determined as provided in this paragraph and in Section 6(a)(vi) of the Certificate of Designations less than the Conversion Price then in effect, whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options, or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon exercise of such Options, shall be deemed to have been issued as of the date of granting of such Options, at a price per share equal to the amount determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by
         (B) the total maximum number of shares of Common Stock deemed to have been so issued. Except as otherwise provided in Section 6(a)(iii) of the Certificate of Designations, no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities. To the extent that any Options or Convertible Securities are not so issued or expire unexercised, the Conversion Price then in effect shall be readjusted to the Conversion Price which would then be in effect if such unissued or unexercised Options or Convertible Securities had not been issuable.

                   (ii) Issuance of Convertible Securities. If the Corporation, at any time after the Filing Date, in any manner issues or sells any Convertible Securities for consideration per share (determined as provided in this paragraph and in Section 6(a)(vi) of the Certificate of Designations less than the Conversion Price then in effect, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance or sale of such Convertible Securities, at a price per share equal to the amount determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock deemed to have been so issued; provided, that
         (1) except as otherwise provided in Section 6(a)(iii) of the Certificate of Designations, no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (2) if any such issuance or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities, no further adjustment of the Conversion Price shall be made by reason of such issuance or sale. To the extent that any Convertible Securities are not so issued or expire unexercised, the Conversion Price then in effect shall be readjusted to the Conversion Price which would then be in effect if such unissued or unexercised Options or Convertible Securities had not been issuable.

                   (iii) Change in Option Price or Conversion Rate. If a change occurs in (A) the maximum number of shares of Common Stock issuable in connection with any Option referred to in Section 6(a)(i) of the Certificate of Designations or any Convertible Securities referred to in Section 6(a)(i) or (ii) of the Certificate of Designations, (B) the purchase price provided for in any Option referred to in Section 6(a)(i) of the Certificate of Designations, (C) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 6(a)(i) or (ii) of the Certificate of Designations or (D) the rate at which Convertible Securities referred to in Section 6(a)(i) or (ii) of the Certificate of Designations are convertible into or exchangeable for Common Stock (in each case, other than in connection with an event described in Section 6(b) of the Certificate of Designations), then the Conversion Price in effect at the time of such event shall be readjusted to the Conversion Price that would have been in effect at such time had such Options or Convertible Securities that remain outstanding provided for such changed maximum number of shares, purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but in no circumstance shall the Conversion Price be increased to an amount greater than the Conversion Price in effect on the Filing Date. No adjustment of the Conversion Price shall be made under this Section 6(a)(iii) of the Certificate of Designations upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any Options or Convertible Securities if an adjustment shall previously have been made upon the issuance of such Options or Convertible Securities.

         Any adjustment of the Conversion Price pursuant to Sections 6(a)(i),
(ii) and (iii) of the Certificate of Designations shall be disregarded if, as and when the rights to acquire shares of Common Stock upon exercise or conversion of the Options or Convertible Securities which gave rise to such adjustment expire or are canceled, redeemed or repurchased without having been

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exercised, so that the Conversion Price effective immediately upon such cancellation, redemption, repurchase or expiration shall be equal to the Conversion Price immediate prior to the issuance of the expired, redeemed, repurchased or cancelled Options or Convertible Securities, with such additional adjustments as would have been made to that Conversion Price had the expired or canceled Options or Convertible Securities not been issued.

                   (iv) Stock Dividends. If the Corporation declares, orders, pays or makes a dividend or makes any other distribution upon any stock of the Corporation payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration, and the Conversion Price shall be adjusted pursuant to this Section 6(a) of the Certificate of Designations; provided, that no adjustment shall be made to the Conversion Price as a result of such dividend or distribution if the holders of the shares of Series A Preferred Stock are entitled to, and do, receive such dividend or distribution in accordance with Sections 2 and 6(a)(v) of the Certificate of Designations; and, provided, further, that if any adjustment is made to the Conversion Price as a result of the declaration of a dividend and such dividend is not effected, the Conversion Price shall be appropriately readjusted.

                   (v) Other Dividends and Distributions. If the Corporation at any time or from time to time after the Filing Date makes, orders, pays, declares, or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution (A) payable in securities or other property of the Corporation other than shares of Common Stock and (B) that, together with all such other dividends or distributions pursuant to this Section 6(v) of the Certificate of Designations during the same fiscal year of the Corporation, has an aggregate Fair Value per share greater than 10% of the Original Issue Price (such amount to be appropriately adjusted for any stock split, stock dividend, recapitalization or similar transaction) then and in each such event provision shall be made so that the holders of the outstanding shares of Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon and the payment in cash of any accrued or declared but unpaid dividends on such shares of Series A Preferred Stock, the amount of such other securities of the Corporation or such other property, or an amount of cash equal to the Fair Value of the securities or property as of the date of such distribution that they would have received had the Series A Preferred Stock been converted into Common Stock on the date of such event and had such holders thereafter, during the period from the date of such event to and including such date of conversion, retained such securities or other property receivable by them during such period giving application to all adjustments called for during such period under Section 6 of the Certificate of Designations with respect to the rights of the holders of the outstanding shares of Series A Preferred Stock; provided, that in the case of a distribution or dividend in cash, the Conversion Price shall be reduced (without duplication) by an amount equal to the per share amount of the cash dividend or distribution; provided that no such adjustment pursuant to this Section 6(a)(v) of the Certificate of Designations shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

                   (vi) Consideration for Stock. In case any shares of Common Stock are issued or sold, or deemed issued or sold, for cash, the consideration received therefor shall be deemed to be the amount received or to be received by the Corporation therefor (determined with respect to deemed issuances and sales in connection with Options and Convertible Securities in accordance with clause (A) of Section 6(a)(i) or Section 6(a)(ii) of the Certificate of Designations, as appropriate) determined in the manner set forth below in this Section 6(a)(vi) of the Certificate of Designations. In case any shares of Common Stock are issued or sold, or deemed issued or sold, for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the Fair Value of such consideration received or to be received by the Corporation (determined with respect to deemed issuances and sales in connection with Options and Convertible Securities in accordance with clause (A) of Section 6(a)(i) or Section 6(a)(ii) of the Certificate of Designations, as appropriate). If any Options are issued in connection with the issuance and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

                   (vii) Record Date. If the Corporation takes a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                   (viii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation; provided, that the disposition of any such shares to any third party shall be considered an issuance or sale of Common Stock for the purpose of this Section 6 of the Certificate of Designations.

                   (ix) Other Issuances or Sales; Indeterminable Amounts. In calculating any adjustment to the Conversion Price pursuant to this
         Section 6(a) of the Certificate of Designations, any Options or Convertible Securities that provide, as of the effective date of such adjustment, for the issuance upon exercise or conversion thereof of an indeterminable number of shares of Common Stock shall (together with the shares of Common Stock issuable upon exercise or conversion thereof) be disregarded for purposes of the calculation and what shares are deemed to be outstanding; provided, that at such time as time as a number of shares of Common Stock issuable upon exercise or conversion of such Options or Convertible Securities becomes determinable, then the Conversion Price shall be adjusted as provided in Section 6(a)(iii) of the Certificate of Designations.

                   (x) Common Stock Deemed Outstanding. For purposes of this
         Section 6 of the Certificate of Designations, the term "Common Stock Deemed Outstanding" shall mean, at any time, the sum of (A) the number of shares of Common Stock outstanding immediately prior to the Filing Date (including for this purpose all shares of Common Stock issuable upon exercise or conversion of any Options or Convertible Securities outstanding immediately prior to the Filing Date), plus (B) the number of shares of Common Stock issued, sold or exchanged (or deemed issued, sold or exchanged ) after the Filing Date, the issuance, sale or exchange of which resulted in an adjustment to the Conversion Price pursuant to Section 6(a) of the Certificate of Designations; provided, that Common Stock Deemed Outstanding shall not include the Series A Preferred Stock or any shares of Common Stock issuable upon exercise of the Series A Preferred Stock or any shares of Common Stock issuable pursuant to Section 1.1 (g)(iii) of the Master Reorganization Agreement.

              (b) Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price pursuant to Section 6(a) of the Certificate of Designations in the case of the issuance from and after the Filing Date of
(i) shares of Common Stock upon conversion of shares of Series A Preferred Stock, (ii) shares of Common Stock issued to the Investors (as such term is defined in the Master Reorganization Agreement) as contemplated in the Master Reorganization Agreement, (iii) up to 3,000,000, 1,394,000 and 100,000 (such amount to be appropriately adjusted for stock splits, stock dividends, recapitalizations and the like) shares of Common Stock or options therefore to directors, officers, employees or consultants of the Corporation or any Subsidiary or their retention as consultants by the Corporation or any Subsidiary, in each case authorized by the Board of Directors and issued pursuant to the Corporation's 2002 Stock Option Plan, 1992 Stock Option Plan and 1997 Option Plan for Non-Employee Directors, respectively; provided, however that, except with respect to the Corporation's 2002 Stock Option Plan this
Section 6(b) of the Certificate of Designations shall not apply to any such shares of Common Stock or options issued upon regrant of any redeemed, cancelled, exercised or expired shares of Common Stock or options, (iv) any issuance or sale (or deemed issuance or sale) which (A) is not otherwise addressed by Sections 6(d) and/or 6(e) of the Certificate of Designations, (B) involves a bona fide statutory merger or consolidation or acquisition, or a bona fide transfer of assets, the terms of which have been negotiated on an arm's-length basis in good faith, whereby, in whole or in part, in consideration thereof Securities of the Corporation are issued in exchange for securities and/or assets of another Person, (C) does not include an issuance or sale (or deemed issuance or sale) to any Affiliate of the Corporation, and (D) would not satisfy the definition of "Liquidity Event" if 50% were substituted for 90% therein, or (v) any issuance or sale (or deemed issuance or sale) for a gross consideration per share (determined consistently with the provisions of this Section 6 of the Certificate of Designations, but inclusive of any amounts applicable to reasonable and customary underwriting commissions and offering expenses incurred in connection with such issuance or sale (or deemed issuance or sale)) equal to or greater than (X) 90% of the current market price with respect to a placement generally known as or structured substantially similar to a "PIPE" transaction, (Y) 85% of the current market price with respect to other private placement transactions to non-Affiliates of the Corporation and (Z) 95% of the current market price per share otherwise. For purposes of this Section 6(b) of the Certificate of Designations, "current market price per share" of Common Stock shall be deemed to be the average of the Closing Prices of the Common Stock for the 20 consecutive Trading Days ending the earlier of (x) the date a binding agreement with respect to such issuance or sale is entered into and (y) the date of such issuance or sale, as reported by the principal securities exchange on which the shares of Common Stock are listed for trading, so long as such exchange is the New York Stock Exchange, the NASDAQ National Market, the American Stock Exchange or a Designated Offshore Securities Market.

              (c) Subdivision or Combination of Common Stock. If the Corporation shall at any time after the Closing Date subdivide its outstanding shares of Common Stock into a greater number of shares (by any stock split, stock dividend, recapitalization or otherwise), then the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, if the Corporation shall at any time after the Closing Date combine or consolidates its outstanding shares of Common Stock into a smaller number of shares (by any reverse stock split or otherwise), then the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

              (d) Reorganization or Reclassification. If any capital reorganization or reclassification of the Capital Shares of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Preferred Stock, as the case may be (but not in lieu of the payment in cash of any accrued or declared but unpaid dividends on such shares of Series A Preferred Stock), the amount (if a single amount) or the greatest amounts (if there are alterative amounts) of such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions of the Certificate of Designations (including, without limitation, provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

              (e) Adjustment for Merger or Reorganization, etc. Upon any merger or consolidation of the Corporation with or into another corporation, or any sale or transfer of all or substantially all of the assets of the Corporation to another corporation, each share of Series A Preferred Stock shall thereafter be convertible (or shall be converted into a security that shall be convertible) into the amount (if a single amount) or the greatest amounts (if there are alternative amounts) of the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such merger, consolidation, or asset sale (plus the payment in cash of any accrued or declared but unpaid dividends on such shares of Series A Preferred Stock); and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth in Section 6 of the Certificate of Designations with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in Section 6 of the Certificate of Designations (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as practicable, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

              (f) Assumption of Obligations. Notwithstanding anything contained in the Certificate of Designations to the contrary, the Corporation will not effect any of the transactions contemplated by Section 6(d) or 6(e) of the Certificate of Designations unless prior to the consummation thereof, each Person (other than the Corporation) which may be required to deliver any shares, securities, cash or property upon the conversion of the Series A Preferred Stock as provided herein shall, by written instrument delivered to, and reasonably satisfactory to, the holder, assume in a form reasonably satisfactory to a Majority in Interest (a) the obligations of the Corporation under the Certificate of Designations (and if the Corporation shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Corporation from, any continuing obligations of the Corporation under the Certificate of Designations) or shall agree to such alternative obligations, such that, following such assumption and agreement, the holders will continue to have the right to achieve practical realization of the principal benefits intended to be provided to them by the Certificate of Designations and (b) the obligation to deliver to the holder such shares, cash or property as, in accordance with the provisions of Sections 6(d) or 6(e) of the Certificate of Designations the holder may be entitled to receive.

              (g) Notices; Adjustments.

                   (i) Liquidation Events, Extraordinary Transactions, Etc. In the event (x) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (y) hereof, or (y) any Liquidation Event, Liquidity Event, or any public or private offering of the Corporation's securities becomes reasonably likely to occur, the Corporation shall mail or cause to be mailed by first class mail (postage prepaid) to each holder of Series A Preferred Stock at least thirty (30) days prior to such record date specified therein or the expected effective date of any such transaction, whichever is earlier, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event, Liquidity Event, or public or private offering is expected to become effective, and (C) the date on which the books of the Corporation are expected to close or a record shall be taken with respect to any such event. Such notice shall be accompanied by a certificate prepared by the chief financial officer of the Corporation describing in detail (1) the material facts of such transaction, (2) the estimated amount(s) per share of Series A Preferred Stock or Common Stock (and cash of any accrued or undeclared but unpaid dividends on such shares of Series A Preferred Stock) each holder of Series A Preferred Stock would be expected to receive under all elections and options reasonably available to holders of Series A Preferred Stock pursuant to the applicable provisions of the Certificate of Designations, and (3) the facts upon which such amounts were determined.

                   (ii) Adjustments; Calculations. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to Section 6 of the Certificate of Designations, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth in reasonable detail (i) such adjustment or readjustment, (ii) the Conversion Price before and after such adjustment or readjustment, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Series A Preferred Stock (including any cash of any accrued or undeclared but unpaid dividends on such shares of Series A Preferred Stock). All such calculations shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share as the case may be. Notwithstanding anything to the contrary contained herein, no adjustment in the Conversion Price need be made until all cumulative adjustments amount to an adjustment to the Conversion Price of at least (pound).07. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

              (h) Taxes. The Corporation will pay any documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock; provided, however, that the Corporation will not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of record of the Series A Preferred Stock to be converted and no such issue or delivery will be made unless and until the person requesting the issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that the tax has been paid.

              (i) Other Dilutive Events. In case any event shall occur as to which the provisions of Section 6 of the Certificate of Designations are not strictly applicable but the failure to make any adjustment would not, in the reasonable opinion of the holder, fairly protect the rights represented by the Certificate of Designations in accordance with the essential intent and principles of such Section, then, in each such case, at the reasonable request of the holder, the Corporation shall appoint a firm of Independent Financial Advisors (which shall be completely independent of the Corporation, which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 6 of the Certificate of Designations, necessary to preserve, without dilution, the rights represented by the Certificate of Designations. Upon receipt of such opinion, the Corporation will promptly mail a copy thereof to the Holder and shall make the adjustments described therein.

              (j) Accountants' Report as to Adjustments. In each case of any adjustment or readjustment in the Conversion Price, the Corporation will promptly compute such adjustment or readjustment (in accordance with Section 6(g)(ii) of the Certificate of Designations). In the event of a dispute in connection with such adjustment, the Corporation will cause independent accountants of recognized international standing (which may be the regular auditors of the Corporation) to verify such computation (other than any computation of the Fair Value of property as determined in good faith by the Board of Directors of the Corporation) and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or re-adjustment is based. The Corporation will promptly mail a copy of each such report to each holder and will, upon the written request at any time of any holder, furnish to such holder a like report setting forth the Conversion Price at the time in effect and showing in reasonable detail how it was calculated. The Corporation will also keep copies of all such reports at its registered office and will cause the same to be available for inspection at such office during normal business hours by the holders.

         Section 7. No Reissuance of Series A Preferred Stock. Upon any conversion, exchange or redemption of shares of Series A Preferred Stock, the shares of Series A Preferred Stock which are converted, exchanged or redeemed will be canceled, retired and eliminated from the shares the Corporation is authorized to issue and the number of shares of Series A Preferred Stock which the Corporation will have authority to issue will be reduced so that the shares of Series A Preferred Stock which were converted, exchanged or redeemed may not be re-issued.

         Section 8. Redemption at the Option of the Holder.

              (a) At the option of a Majority in Interest of the holders, the holders of Series A Preferred Stock will have the right to require the Corporation to redeem any or all the shares of Series A Preferred Stock owned of record by any such electing holder at the Series A Purchase Price (the "Holders' Redemption"), upon and after the occurrence of a Redemption Event; provided, however, that the Holders' Redemption cannot be exercised on more than three (3) separate occasions or for an aggregate Series A Purchase Price equal to less than (i) (pound)5.0 million on any occasion or (ii) 100% of the remaining shares of Series A Preferred Stock outstanding at the time if exercise of the Holders' Redemption would result in less than (pound)5.0 million of Original Issue Price being owed with respect to all remaining outstanding shares of Series A Preferred Stock in the aggregate. In such event, the Corporation shall be required to redeem, subject to the limitations of Section 8(d) of the Certificate of Designations, the Mirror Preferred Stock in the manner provided in Section 8(c) of the Certificate of Designations and shall be required to cause, subject to the limitations of Section 8(d) of the Certificate of

Designations, UK Parent to redeem the Mirror Notes and Mirror PIK Notes, if any, in the manner provided in Section 8(c) of the Certificate of Designations. The date on which such Redemption Event occurs is referred to as the "Redemption Event Trigger Date." A "Redemption Event" shall mean, with respect to the shares of Series A Preferred Stock elected to be purchased by the holders, (i) any Liquidity Event or (ii) a date subsequent to December 17, 2007 if the Bank Indebtedness and the Mezzanine Indebtedness have been paid in full on or before such date. The "Series A Purchase Price" shall be equal to the Series A Preference Amount.

              (b) Holders Redemption Offer Procedures. Within five (5) Business Days after the Corporation becomes aware of the occurrence of a Redemption Event and in any event not later than the Redemption Event Trigger Date, the Corporation shall mail a notice (the "Holders' Redemption Offer") to each of the holders notifying them that the shares of Series A Preferred Stock will be purchased and redeemed, respectively, at the election of the holders in accordance with Section 8 of the Certificate of Designations. If a Majority in Interest of the holders elect to exercise their redemption rights pursuant to
Section 8 of the Certificate of Designations, they shall give notice to the Corporation setting forth the number of shares of Series A Preferred Stock to be redeemed and the purchase date shall be the earlier of (i) a date selected by the Corporation, but not later than 30 days from the date such notice is given, or (ii) if such notice relates to a Liquidity Event and is given prior to the occurrence of the Liquidity Event, the date of completion of the Liquidity Event (the "Holders' Redemption Purchase Date"). An election to exercise purchase and redemption rights pursuant to this Section 8 of the Certificate of Designations in connection with a Liquidity Event shall in all circumstances be conditional upon the completion of the Liquidity Event and no obligation to purchase or redeem, as the case may be, shares of Series A Preferred Stock shall arise if the Liquidity Event is not completed. In the event a Holders' Redemption is exercised with respect to a Liquidity Event, the holders will be entitled to withdraw their election to tender the shares of Series A Preferred Stock by delivering to the Corporation, for receipt not later than the close of business on the second Business Day preceding the Holders' Redemption Purchase Date, a facsimile transmission or letter to that effect. Upon a holder's election to tender any shares of Series A Preferred Stock, the holder will be required to surrender such shares of Series A Preferred Stock to the Corporation prior to the close of business on the Business Day preceding the Holders' Redemption Purchase Date. On the Holders' Redemption Purchase Date, the Corporation will purchase the shares of Series A Preferred Stock tendered pursuant to Section 8(a) of the Certificate of Designations for cash in an amount equal to the aggregate Series A Purchase Price for all shares of Series A Preferred Stock tendered for purchase. If not all of the shares of Series A Preferred Stock tendered pursuant to a Holders' Redemption Offer can be purchased or redeemed, respectively, by the Corporation for any reason, the Corporation shall select, on or prior to the Holders' Redemption Purchase Date, the shares of Series A Preferred Stock (or portions thereof) to be purchased and redeemed, as the case may be, pro rata among the holders and dividends shall continue to accrue on all shares of Series A Preferred Stock not redeemed, provided, however, that nothing in this Section 8 of the Certificate of Designations shall be deemed a waiver or contractual impairment of the right of the holders to have all shares of Series A Preferred Stock purchased and redeemed in full pursuant to Section 8(a) of the Certificate of Designations and the Corporation shall not be relieved of its obligations to redeem unredeemed shares of Series A Preferred Stock in full. Promptly after the Holders' Redemption Purchase Date, the Corporation shall, with respect to any shares of Series A Preferred Stock not purchased or redeemed, respectively, in whole, return to the appropriate holders, the unredeemed shares of Series A Preferred Stock or a new stock certificate, as the case may be, equal in number, to the unredeemed portion of the tendered shares of Series A Preferred Stock.

              (c) Mandatory Redemption of Mirror Preferred Stock. Upon written notice to UK Parent of the Corporation's intention to purchase and redeem the shares of Series A Preferred Stock pursuant to Section 8(a) and (b) of the Certificate of Designations (which notice the Corporation will be required to serve as soon as reasonably practical after notice of election is given to the Corporation pursuant to Section 8(b) of the Certificate of Designations), and subject to the limitations of Section 8(d) of the Certificate of Designations, the Corporation shall cause UK Parent to, immediately prior to such purchase and redemption by the Corporation, redeem the Mirror Preferred Stock. Concurrently, and subject to the limitations of Section 8(d) of the Certificate of Designations, the Corporation shall cause TWUK to immediately prior to such purchase and redemption by UK Parent, to redeem the Mirror Notes and the Mirror PIK Notes. The Corporation shall use the funds it receives from such redemption of the Mirror Preferred Stock (which in turn will have been derived from funds UK Parent receives from the redemption of the Mirror Notes and the Mirror PIK Notes) to purchase and redeem the shares of Series A Preferred Stock tendered by the holders and accepted for redemption by the Corporation pursuant to Section 8(b) of the Certificate of Designations.

              (d) Holders' Redemption Prohibited. If, at a Holders' Redemption Purchase Date the Corporation is prohibited or prevented under Applicable Laws (including lack of surplus under the laws of the State of New York) or under any other contractual or other arrangement, or other legal restriction whatsoever, directly or indirectly (which shall be deemed to encompass a similar prohibition or prevention with respect to UK Parent's or TWUK's or other Subsidiary's of the Corporation compliance with the provisions of Section 8(c) of the Certificate of Designations), from purchasing all shares of Series A Preferred Stock for which purchase is elected hereunder pursuant to the Holders' Redemption, then the Corporation shall purchase such shares of Series A Preferred Stock to the extent permissible and shall purchase the remaining shares of Series A Preferred Stock as soon as the Corporation is not so prohibited. The Corporation shall use all reasonable endeavors to take such action as shall be necessary or appropriate to review and promptly remove any impediment to its ability to purchase the shares of Series A Preferred Stock under the circumstances contemplated by Section 8(a) of the Certificate of Designations, respectively (including to cause UK Parent and/or TWUK to take substantially similar actions); provided, however, that this provision shall not require the repayment of Designated Indebtedness other then upon the occurrence of a Liquidity Event. In the event that the Corporation fails for any reason to purchase any shares of Series A Preferred Stock for which purchase is required pursuant to Section 8(a) of the Certificate of Designations, then (i) the holders shall have the right to revoke their exercises of the Holders' Redemption at any time and (ii) if the holders do not elect to so revoke such exercise, during the period from the applicable Holders' Redemption Purchase Date through the date on which such shares of Series A Preferred Stock are purchased and redeemed, the Corporation shall pay, in addition to such amounts due pursuant to exercise of the Holders' Redemption, to the holders an amount equal to two percent (2%) per annum of the Series A Purchase Price for any of the shares of Series A Preferred Stock not purchased hereunder and the shares of Series A Preferred Stock which remain outstanding shall continue to accrue dividends at the rate provided in Section 2 of the Certificate of Designations, plus two percent (2%) per annum. Nothing in this Section 8(d) of the Certificate of Designations shall impair or be deemed to limit, modify or affect the rights of the holder to pursue any available remedy, at law or in equity, to enforce or seek to enforce, in any manner whatsoever, the Corporation's obligations under this Section 8 of the Certificate of Designations, including without limitation filing any suit or complaint or seeking to file a suit or complaint with any court of competent jurisdiction to obtain injunctive or other equitable relief and/or damages arising from a breach of the Corporation's obligation to purchase the shares of Series A Preferred Stock and enforcing any judgment obtained in any such suit in any manner available under Applicable Laws to judgment creditors in general.

         Section 9. Conversion at the Option of the Corporation.

              (a) Subject to the provisions of the Business Corporation Law of New York and to any other applicable restrictions on the right of a corporation to redeem its own shares, the Corporation, at the option of the Board of Directors, may at any time or from time to time convert the outstanding Series A Preferred Stock, in whole, but not in part, without the payment of any additional consideration, into (i) fully paid and nonassessable shares of Common Stock (at the Common Conversion Rate) and (ii) the payment in cash of any accrued or declared but unpaid dividends on such shares of Series A Preferred Stock. Notwithstanding the foregoing, the Corporation shall not have the right to convert the shares of Series A Preferred Stock unless and until a Qualified Public Value is achieved; provided further, that, if the Corporation converts the shares of Series A Preferred Stock prior to December 17, 2002, for purposes of this Section 9 of the Certificate of Designations, the cash payment required by clause (ii) of this Section 9(a) of the Certificate of Designations shall be increased by such amounts necessary to give effect to all accrued or declared but unpaid dividends on such shares of Series A Preferred Stock which have not yet accrued but will accrue assuming that such Conversion Date occurred on December 17, 2002. In the event the Corporation elects to convert the shares of Series A Preferred Stock pursuant to this Section 9(a) of the Certificate of Designations, it shall promptly notify the holders in writing of such proposed conversion. The holders will have the right (which right if exercised, will take priority over the Corporation's right of conversion) to convert the shares of Series A Preferred Stock, in whole or in part, at any time on or before the Conversion Date (such date shall be referred to herein as the "Conversion Date") of the shares of Series A Preferred Stock complying with the provisions for voluntary conversion set forth in Section 5 of the Certificate of Designations (the "Holders' Conversion Right"). The Corporation shall not be permitted to exercise its conversion right pursuant to this Section 9(a) of the Certificate of Designations unless contemporaneously with the delivery of the notice to the holders referred to above it complies with the provisions of Section 9(c) of the Certificate of Designations.

              (b) Conversion Procedures for Series A Preferred Stock. The election of the Corporation to convert shares of Series A Preferred Stock pursuant to Section 9(a) of the Certificate of Designations shall be evidenced by a Board Resolution. Notice of conversion of the shares of Series A Preferred Stock ("Conversion Securities") shall be mailed, at the

Corporation's expense, not less than thirty (30) nor more than sixty (60) days prior to the Conversion Date, to each holder. All notices of conversion shall include the following information: (1) the Conversion Date; (2) the number of shares of Common Stock to be issued to each holder at the Common Conversion Rate plus the amount of cash to be paid with respect to all accrued or declared but unpaid dividends on the shares of Series A Preferred Stock; (3) the place or places where such Conversion Securities are to be surrendered; (4) that the holders may convert the shares of Series A Preferred Stock prior to the Conversion Date; and (5) a copy of the Board Resolution, certified by the Secretary of the Corporation.

              (c) Deposit of Dividend Amounts. Prior to any Conversion Date with respect to the shares of Series A Preferred Stock, the Corporation shall deposit with a paying agent, or into a segregated account of the Corporation, an amount of money sufficient to pay the amount of accrued or declared but unpaid dividends (as calculated pursuant to Section 9(a) of the Certificate of Designations) on all shares of Series A Preferred Stock which are to be converted. The holders' obligation to tender the shares of Series A Preferred Stock called for conversion by the Corporation or the exercise of the Holders' Conversion Right shall not arise until such time as sufficient funds have been deposited to pay such amounts for the Conversion Securities to be redeemed.

              (d) Conversion Securities Payable on Conversion Date. Notice of conversion having been given as provided in Section 9(b) of the Certificate of Designations, the Conversion Securities to be converted on the Conversion Date, shall be converted into shares of Common Stock (plus applicable cash in the amount of any accrued or declared but unpaid dividends on the shares of Series A Preferred Stock. Upon conversion in accordance with this Section 9 of the Certificate of Designations, all rights with respect to the Series A Preferred Stock so converted shall terminate, except the rights of the holders thereof upon surrender of their certificate or certificates therefore or delivery of an affidavit of loss thereof together with an indemnity agreement in form reasonably satisfactory to the Corporation to receive certificates for the number of shares of Common Stock (plus cash in the amount of any accrued or declared but unpaid dividends on the shares of Series A Preferred Stock) into which such shares of the Conversion Securities have been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by an attorney-in-fact duly authorized in writing. Upon surrender of such certificates or affidavit of loss together with an indemnity agreement in form reasonably satisfactory to the Corporation, the Corporation shall issue and deliver to such holder, promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock (plus cash in the amount of any accrued or declared but unpaid dividends on the shares of Series A Preferred Stock) into which the shares of the Series A Preferred Stock surrendered are convertible on the Conversion Date. If any of the Conversion Securities called for conversion by the Corporation shall not be paid upon surrender thereof by the holders for the proper and correct number of shares of Common Stock (plus cash in the amount of the accrued or declared but unpaid dividends on the shares of Series A Preferred Stock), dividends shall continue to accrue at the rates borne by the Conversion Securities on any amount payable thereon, the conversion of the Series A Preferred Stock shall be deemed not to have occurred, the shares of Series A Preferred Stock shall be deemed owned and outstanding by the holders thereof, and any conversion of the shares of Series A Preferred Stock by the Corporation henceforth shall comply with the provisions of this Section 9 of the Certificate of Designations in its entirety, including without limitation, a new notice of conversion mailing and applicable time periods as provided in Section 9(b) of the Certificate of Designations.

         Section 10. Ranking. The shares of Series A Preferred Stock will, with respect to the payment of dividends and the distribution of assets on liquidation, dissolution or winding-up of the Corporation, unless otherwise provided in the Corporation's Certificate of Incorporation or a certificate of amendment setting forth the designations, rights and preferences relating to a subsequently issued series of preference stock of the Corporation, rank (i) on a parity with any other class or series of preferred stock issued by the Corporation and (ii) prior to the Common Stock.

         Section 11. Miscellaneous.

              (a) Except as otherwise expressly provided in the Certificate of Designations, whenever a notice or other communication is required or permitted to be given to holders of shares of Series A Preferred Stock, the notice or other communication will be deemed properly given if deposited in the United States mail, postage prepaid, addressed to the persons shown on the books of the Corporation as the holders of the shares at the addresses as they appear in the books of the Corporation, as of a record date or dates determined in accordance with the Corporation's Certificate of Incorporation and By-laws, these resolutions and applicable law, as in effect from time to time. Such notice will be deemed received when so deposited.

              (b) Except as may otherwise be required by law, shares of Series A Preferred Stock will not have any designations, preferences, limitations or relative rights, other than those specifically set forth in the Certificate of Designations and in the Certificate of Incorporation.

              (c) The headings of the various subdivisions of the Certificate of Designations are for convenience only and will not affect the meaning or interpretation of any of the provisions of the Certificate of Designations.

              (d) (i) Except as otherwise provided in this Section 11(d) of the Certificate of Designations, the preferences, special rights or powers of the Series A Preferred Stock may be waived, and any of the provisions of the Series A Preferred Stock may be amended (and any existing Covenant Breach or Insolvency Breach or compliance with any provision of the Certificate of Designations may be waived) only by the affirmative vote at a meeting or the written consent of a Majority in Interest of the holders.

                  (ii) Without the consent of every affected holder who is a registered owner of shares of Series A Preferred Stock with an aggregate Original Issue Price of (pound)500,000 or more, which such consent shall be binding upon all holders, no amendment, supplement or waiver to the Certificate of Designations shall: (i) reduce the Original Issue Price, principal amount or value of the Series A Preferred Stock, Mirror Preferred Stock, Mirror Note and/or Mirror PIK Note; (ii) reduce the number of shares of Common Stock issuable upon conversion of any shares of Series A Preferred Stock (except pursuant to adjustment provisions as provided herein), change the fixed maturity date of any Mirror Note or Mirror PIK Note or alter the provisions with respect to the redemption of the Series A Preferred Stock, Mirror Preferred Stock, Mirror Note and/or Mirror PIK Note in a manner adverse to the holders; (iii) reduce the rate of or change the time for payment of dividends or interest on shares of Series A Preferred Stock, Mirror Preferred Stock, Mirror Note and/or Mirror PIK Note;
(iv) waive a Covenant Breach or Insolvency Breach in the payment of principal of, or interest or dividends on, any share of Series A Preferred Stock, Mirror Preferred Stock, Mirror Note or Mirror PIK Note or on the payment of the Series A Purchase Price or Series A Preference Amount or the Mirror Preferred Stock Purchase Price or the Mirror Preferred Stock Preference Amount or the Mirror Note Redemption Price or the Mirror PIK Note Redemption Price (except that a Majority in Interest of the holders may (A) rescind an Accelerated Liquidity that resulted from a non-payment default, and (B) waive the payment default that resulted from such Accelerated Liquidity); (v) make any share of Series A Preferred Stock or Mirror Preferred Stock or Mirror Note or Mirror PIK Note payable in consideration other than that stated in such instruments; (vi) waive a payment of the Series A Purchase Price, Series A Preference Amount, Mirror Preferred Stock Purchase Price, Mirror Preferred Stock Preference Amount, Mirror Note Redemption Price or Mirror PIK Note Redemption Price upon redemption or purchase of the relevant Security; or (vii) make any change in this Section 11(d)(ii) of the Certificate of Designations.

                  (iii) After an amendment, supplement or waiver under this
Section 11(d) of the Certificate of Designations becomes effective, the Corporation shall mail to the holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Corporation to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

         Section 12. Defined Terms.

         In addition to any terms defined elsewhere in the Certificate of Designations, unless otherwise specifically provided herein, the following terms shall have the following meanings for all purposes when used in the Certificate of Designations:

              "Accelerated Liquidity" shall have the meaning set forth in
Section 17(c)(ii) of the Certificate of Designations.

              "Accrued Earnout" means, as of any date and with respect to any Earnout , an amount equal to the greater of (a) the product of (1) the Maximum Earnout with respect to such Earnout and (2)(A) the Actual Measure minus the Base Measure divided by (B) the Target Measure minus the Base Measure and (b) zero. "Actual Measure" means, with respect to any Earnout, the amount of the financial performance measure of the acquired business or assets on which such Earnout is based as of the end of such Company's most recently ended fiscal quarter. "Base Measure" means, with respect to any Earnout, the amount of the financial performance measure of the acquired business or assets on which such Earnout is based on the date of the acquisition in connection with which such Earnout was created. "Target Measure" means, with respect to any Earnout, the minimum amount of the financial performance measure of the acquired business or assets that, if attained, would result in the Maximum Earnout becoming due.

              "Acquired Person" means, with respect to any specified Person, any other Person, or the assets of any other Person, acquired by such specified Person, whether by acquisition, merger, consolidation, other business combination or otherwise.

              "Additional Series A Director" has the meaning ascribed thereto in
Section 17(c)(i)(2) of the Certificate of Designations.

              "Affiliates" means, with respect to any specified Person, any other Person directly or indirectly controlling (including, but not limited to, each director and executive officer of such Person), controlled by or under direct or indirect common control with such specified Person. A Person shall be deemed to control a company if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such company whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, in no event shall the Institutional Investors be considered Affiliates of the Corporation for purposes of the Certificate of Designations.

              "Affiliate Transaction" has the meaning ascribed thereto in
Section 13(f)(i) of the Certificate of Designations.

              "Applicable Laws" means, with respect to any Person, property, transaction or event, all applicable laws (including, without, limitation, Environmental Laws), statutes, legislation, regulations, treaties, judgments and decrees and (whether or not having the force of law) all applicable official directives, rules, consents, licenses, recognitions, grants, confirmations, permissions, determinations, certifications, approvals, authorizations, guidelines, orders and policies of any Governmental Entity having authority over such Person.

              "Attributable Debt" in respect of a Sale/Leaseback Transaction means, at the time of determination, the present value (discounted at the average interest rate borne by the Credit Agreements, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

              "Bank Indebtedness" means any and all amounts payable by any of the Group Companies under or in respect of the Credit Facility and any Refinancing Indebtedness of any of the Group Companies with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any Insolvency Proceedings relating to any of the Group Companies whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

              "Banks" means Paribas, as arranger of the Credit Facilities, and Barclays Bank, as agent.

              "Board of Directors" or "Board" means, with respect to any Person, the Board of Directors or other governing body of such Person or any committee thereof duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors or other governing body of such Person. When used without any reference to a specific Person, the term "Board of Directors" or "Board" shall be deemed to mean the Board of Directors of the Corporation.

              "Board Resolution" means a resolution of the Board of Directors of the Corporation which has been (i) duly passed at a meeting duly convened and held with the affirmative vote of not less than a majority of all members of the Board of Directors then serving as such, whether or not all such directors are present and voting at the meeting, or (ii) adopted by written consent in lieu of a meeting of the Board of Directors signed by each of the members of the Board of Directors then serving as such.

              "Breach" means any event which is, or after notice or passage of time or both would be, an Insolvency Breach.

              "Breach Interest Rate" shall have the meaning set forth in Section 17(c)(i)(1) of the Certificate of Designations.

              "Budget" means the annual operating budget referred to in Section 14(a)(iii) of the Certificate of Designations.

              "Business Day" means any day other than a Legal Holiday.

              "Capital Shares" of any Person means any and all shares, interests, participations, and/or other equivalents of or in (however designated) shares or equity securities of such Person, including each class of common stock, ordinary shares and preferred shares of such Person, and partnership or limited liability company interests, whether general or limited, of such Person, and including any securities convertible into or exercisable or exchangeable for rights to subscribe for, and any options, warrants or other rights to acquire, any such shares or equity securities of such Person, including for the avoidance of doubt, the Series A Preferred Stock. When used without any reference to a specific Person, the term "Capital Shares" shall be deemed to mean the Capital Shares of the Corporation.

              "Certificate of Designations" means that portion of Section I of Article Fourth of the Certificate of Incorporation of the Corporation entitled Series A Convertible Preferred Stock.

              "Charter Documents" means the certificate of incorporation and bylaws and/or other applicable constitutional documents of an entity each as amended to date and as presently in effect.

              "Closing" has the meaning ascribed thereto in Section 1.2 of the Master Reorganization Agreement.

              "Closing Date" has the meaning ascribed thereto in Section 2(a) of the Certificate of Designations.

              "Closing Price" means the last sale price or the closing mid-price (whichever shall be the usual method of reporting for the relevant market) reported for the publicly traded shares of Common Stock on the New York Stock Exchange, the NASDAQ National Market, the American Stock Exchange or a Designated Offshore Securities Market, or if the context so requires, any other established securities market including over-the-counter markets.

              "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto, and any regulations promulgated thereunder.

              "Common Conversion Rate" shall have the meaning set forth in
Section 5(a) of the Certificate of Designations.

              "Common Stock" means the common stock, par value $.01 per share, of the Corporation.

              "Common Stock Deemed Outstanding" shall have the meaning set forth in Section 6(a)(x) of the Certificate of Designations.

              "Companies" means collectively, the Corporation, UK Parent and TWUK considered as a single enterprise, until a successor replaces the Corporation, UK Parent or TWUK and thereafter includes the successor or successors, as the case may be.

              "Consolidated" or "consolidated", when used with reference to any accounting term, means the amount described by such accounting term, determined on a consolidated basis in accordance with Applicable Laws and in accordance with accounting principles, standards and practices generally accepted at the relevant date in the United States consistently applied, after elimination of intercompany items.

              "Covenant Breach" has the meaning ascribed thereto in Section 17(a) of the Certificate of Designations.

              "Conversion Date" shall have the meaning set forth in Section 9(a) of the Certificate of Designations.

              "Conversion Price" shall have the meaning set forth in Section 5(a) of the Certificate of Designations.

              "Conversion Securities" shall have the meaning set forth in
Section 9(b) of the Certificate of Designations.

               "Convertible Securities" shall have the meaning set forth in
Section 6(a)(i) of the Certificate of Designations.

               "Credit Agreements" means the Credit Facility and the Mezzanine Facility.

              "Credit Facility" means the credit agreement dated as of December 17, 1999 among the Group Companies named therein, the Banks and the other lenders, if any, parties thereto from time to time, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured, or otherwise modified from time to time (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring, or other modification thereto would be prohibited by Section 13(i) of the Certificate of Designations unless otherwise agreed by a Majority in Interest of the holders).

              "Designated Indebtedness" means: (a) Bank Indebtedness; (b) Mezzanine Indebtedness; or (c) Refinancing Indebtedness with respect thereto.

              "Designated Offshore Securities Market" means the London Stock Exchange, the New Market of the Frankfurt Stock Exchange or, if approved in writing by a Majority in Interest of the holders, any other recognized investment exchange (as such term is used in the Financial Services Act of 1986).

              "Disposition" means, with respect to any Person, any disposal, merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition, in any such case, of all or substantially all of such Person's assets in one transaction or a series of related transactions.

              "Disqualified Capital Shares" means, with respect to any Person, any Capital Shares of such Person that, by their terms, by the terms of any agreement related thereto or by the terms of any security into which they are convertible or exchangeable, are, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such Person or its Subsidiaries, including at the option of the holder, in whole or in part, or have, or upon the happening of an event or passage of time would have, a sinking fund or similar payment due, including without limitation the Series A Preferred Stock.

              "Earnout" means, with respect to any acquisition, any arrangement pursuant to which any of the Group Companies is, or may become, obligated to make one or more payments to the seller of an Acquired Person or acquired Property or assets based upon the financial performance of the company, business or assets being acquired by any of the Group Companies.

              "Environment" means soil, surface waters, groundwater, land, sediments, surface or subsurface strata, air or any environmental medium.

              "Environmental Law(s)" means and includes any federal, state, local, municipal or foreign statute, law (including, without limitation, common law), ordinance, rule, regulation, code, order, writ, judgment, permit, authorization, approval, consent, concession, grant, franchise, license, agreement, injunction, decree or other government restriction or judicial or agency interpretation, policy or guidance, in each case having the force of law, relating to the Environment, pollution, chemical use, health, occupational health, health protection, safety or natural resources.

              "Fair Value" means the fair market value as determined in good faith by the Board of Directors of the Corporation.

              "Filing Date" shall have the meaning set forth in Section 6(a) of the Certificate of Designations.

              "Finance Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property owned by or used by such Person which is required to be classified and accounted for as a finance lease or a liability on the face of a balance sheet of such Person prepared in accordance with Applicable Laws and in accordance with accounting principles, standards and practices generally accepted at the Filing Date in the United Kingdom or, if the Person is an American entity, the United States, consistently applied. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

              "Governmental Entity" means any governmental or quasi-governmental authority or regulatory authority including, without limitation, the National Health Service, any federal, state, provincial, territorial, county, municipal or other governmental or quasi-governmental agency, board, parliament, legislature, regulatory authority, local health authority, agency, tribunal, commission, branch, bureau, commission, court, arbitrator, department or other law, regulation or rule-making entity or other instrumentality or political unit or subdivision having or purporting to have jurisdiction on behalf of any nation, state, province, municipality, district or any subdivision thereof.

              "Group Assets" means the Consolidated assets of the Group
Companies.

              "Group Companies" means the Corporation, UK Parent, TWUK and their respective Subsidiaries (each such entity, a "Group Company").

              "Group Revenues" means the Consolidated revenues (turnover) of the Group Companies.

              "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (a) to purchase or pay (or advance or supply funds, for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (c) to maintain working capital, equity capital or other financial statement, condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

              "Hedging Obligations" means, with respect to any Person, any interest rate option agreement, interest rate collar agreement, interest rate swap agreement, interest rate cap agreement, cross currency rate swap agreement, currency swap agreement, interest rate protection agreement or other financial agreement or arrangement designed to protect any of the Group Companies against fluctuations in interest rates or currency exchange rates and which shall have a notional amount no greater than the payments due with respect to Indebtedness being hedged thereby.

              "holders" shall mean the holders of the Series A Preferred Stock, unless such other meaning is clearly ascribed herein.

              "Holders' Conversion Right" shall have the meaning set forth in
Section 9(a) of the Certificate of Designations.

              "Holders' Redemption" shall have the meaning set forth in Section 8(a) of the Certificate of Designations.

              "Holders' Redemption Offer" shall have the meaning set forth in
Section 8(b) of the Certificate of Designations.

              "Holders' Redemption Purchase Date" shall have the meaning set forth in Section 8(b) of the Certificate of Designations.

              "Incur" or "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee, including by way of merger with, or acquisition of, another Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing).

              "Indebtedness" means, with respect to any Person on any date of determination, (a) all liabilities, contingent or otherwise, of such Person (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof and whether short-term or long-term, secured or unsecured), (ii) evidenced by bonds, notes, debentures, drafts accepted or other similar instruments or letters of credit (including (A) liabilities representing the deferred or contingent purchase price of, or the balance deferred and unpaid of the purchase price of any Property, except for trade accounts payable in the ordinary course of business, and (B) Earnouts in an amount equal to the Accrued Earnout), (iii) for the payment of money relating to Finance Lease Obligations; (iv) for payment of money relating to all Attributable Debt with respect to Sale/Leaseback Transactions or (v) under the terms of any amendment, renewal, extension or refunding of any liability of the types referred to in the preceding clauses (i), (ii), (iii) or (iv); (b) the maximum fixed repurchase price of all Disqualified Capital Shares of such Person or, if there is no such maximum fixed repurchase price, the liquidation preference of such Disqualified Capital Shares, plus accrued but unpaid dividends (including, without limitation, the Series A Preference Amount); (c) reimbursement obligations of such Person with respect to letters of credit or bankers' acceptances issued for the benefit of such Person; (d) Hedging Obligations, on a net basis, of such Person; (e) all liabilities of others of the kind described in the preceding clauses (a), (b), (c) and (d) that such Person has

Guaranteed or that is otherwise such Person's legal liability; and (f) all obligations of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that if the obligations so secured have not been assumed by such Person or are not otherwise such Person's legal liability, the amount of Indebtedness of such Person shall be deemed to be the lesser of: (1) the fair market value of such asset at such date of determination, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution and
(2) the amount of such Indebtedness of such other Persons. For purposes of the preceding sentence, the "maximum fixed repurchase price" of any Disqualified Capital Shares that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Shares as if such Disqualified Capital Shares were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Certificate of Designations, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Shares (or any equity security for or into which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such Person.

              "Independent Financial Advisor" means a reputable accounting, appraisal or a nationally recognized investment banking firm that is, in the reasonable judgment of the Board of Directors of the Corporation (evidenced by a certified copy of a Board Resolution of the Corporation in this regard), qualified to perform the task for which such firm has been engaged hereunder and disinterested and independent with respect to the Corporation and its Affiliates.

              "Insolvency Breach" shall have the meaning set forth in Section 17(b) of the Certificate of Designations.

              "Insolvency Event" means, with respect to any Person, the commencement of proceedings taken with a view to liquidation, bankruptcy, winding-up, administration, administrative receivership, dissolution or any other insolvency proceedings of that Person or analogous proceedings under the laws of any other jurisdiction (other than for purposes of a solvent reorganization).

              "Insolvency Proceedings" means, with respect to any Person, any corporate action or other steps are taken or formal insolvency proceedings are started (whether by way of voluntary arrangement, scheme of arrangement or otherwise, save for any solvent reorganization previously approved in writing by the Institutional Investors) for the enforcement of a Lien over all or any of such Person's revenues or assets or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its revenues or assets (or any event occurs or proceedings are taken with respect to any such Person which has a similar or equivalent effect to any of the foregoing).

              "Institutional Investors" means Triumph Partners III, L.P., Triumph III Investors, L.P., and Paribas.

              "Investment" means any investment by any Person in any other Person, whether by a purchase of assets, in any transaction or series of related transactions, individually or in the aggregate, subscription for Capital Shares, capital contribution, loan, advance (other than reasonable loans and advances to employees for moving and travel expenses, as salary advances, and other similar expenses incurred, in each case in the ordinary course of business consistent with past practice) and any Guarantee of Indebtedness of such other Person.

              "Junior Stock" has the meaning set forth in Section 2(b) of the Certificate of Designations.

              "Lead Investor" shall mean Triumph Partners III, L.P.

              "Lien" means any mortgage, pledge, lien, encumbrance, option, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property, or right of pre-emption, right of first refusal, retention of title or a security interest of any kind, whether or not filed, recorded or otherwise perfected under applicable law; provided that in no event shall an operating lease (as opposed to a Finance Lease Obligation) be deemed to constitute a Lien hereunder.

              "Legal Holiday" means a Saturday, Sunday or a day on which banking institutions in New York, New York, are not required to be open.

              "Liquidation Event" has the meaning set forth in Section 4(a) of the Certificate of Designations.

              "Liquidity Event" means (i) a sale, assignment, transfer, lease, conveyance or other disposal of 90% or more of the Capital Shares of either the Corporation, UK Parent or TWUK to a Person who is not an Institutional Investor or an Affiliate of an Institutional Investor, including by way of scheme of arrangement or other business combination (whether or not the Corporation, UK Parent or TWUK is the Surviving Person), whether in one transaction or a series of related transactions, (ii) a sale, assignment, transfer, lease, conveyance or disposal of Property or assets of the Group Companies representing in the aggregate 90% or more of the total value of all Group Assets or generating in the aggregate 90% or more of all Group Revenues, whether voluntary or involuntary, in one transaction or a series of related transactions, or (iii) an Insolvency Event with respect to the Corporation, UK Parent or TWUK, other than by reason of action taken by or on behalf of the Series A Director(s) or the holders as a group.

              "Majority in Interest" means the holders of greater than 50% of the sum of (i) all shares of Common Stock issuable upon conversion of all shares of Series A Preferred Stock that remain outstanding as of the time of determination and (ii) shares of Common Stock issued upon conversion of the shares of Series A Preferred Stock; provided, however, that with respect to clause (ii) only those shares of Common Stock beneficially owned by the Person who converted the corresponding Series A Preferred Stock (or their Affiliates) shall be included in the calculation of a Majority in Interest.

              "Master Reorganization Agreement" means the Master Reorganization Agreement, dated as of April 24, 2002, by and among the Corporation, UK Parent, TWUK, the Lead Investor, and the Investors named therein, as the same may be amended from time to time.

              "Maximum Earnout" means, with respect to any Earnout, the maximum amount that may (without regard to the likelihood of such an occurrence) become payable under such Earnout.

              "Mezzanine Facility" means the credit agreement dated as of December 17, 1999 among TWUK, the Subsidiaries of TWUK named therein, the lenders named therein, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring or other modification thereto would be prohibited by Section 9.2(h) of the Securities Purchase Agreement unless otherwise agreed by a Majority in Interest of the holders).

              "Mezzanine Indebtedness" means any and all amounts payable by any of the Companies under or in respect of the Mezzanine Facility, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any Insolvency Proceedings relating to TWUK whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

              "Mirror Notes" has the meaning ascribed thereto in the Securities Purchase Agreement.

              "Mirror Note Redemption Price" means at any given time, the amount of principal plus unpaid interest with respect to the Mirror Note.

              "Mirror PIK Notes" has the meaning ascribed thereto in the Securities Purchase Agreement.

              "Mirror PIK Note Redemption Price" means, at any given time, the amount of principal plus unpaid interest with respect to any Mirror PIK Note.

              "Mirror Preferred Stock" means the cumulative redeemable preference shares of 1 pound each in the capital of UK Parent.

              "Mirror Preferred Stock Preference Amount" means the Preference Share Amount (as such term is defined in the Articles of Association of UK Parent).

              "Mirror Preferred Stock Purchase Price" means the Preference Share Amount (as such term is defined in the Articles of Association of UK Parent).

              "Officer" means, with respect to any of the Companies, the chief executive officer, the president, the chief financial officer, or group managing director of such Company.

              "Officers' Certificate" means a certificate executed on behalf of a Company by two Officers of such Company.

              "Options" shall have the meaning set forth in Section 6(a)(i) of the Certificate of Designations.

              "Original Issue Price" has the meaning set forth in Section 4(a) of the Certificate of Designations.

              "Payment Restriction" means, with respect to a Subsidiary of any Person, any encumbrance, restriction or limitation or operation of the terms of its Charter Documents, on the ability of (a) such Subsidiary to (i) pay dividends or make other distributions on its Capital Shares or make payments on any obligation, liability or Indebtedness owed to such Person or any other Subsidiary or holding company of such Person, (ii) make loans or advances to such Person or any other Subsidiary or holding company of such Person, or (iii) transfer any of its properties or assets to such Person or any other Subsidiary or holding company of such Person, or (b) such Person or any other Subsidiary or holding company of such Person to receive or retain any such (i) dividends, distributions or payments, (ii) loans or advances, or (iii) transfers of properties or assets.

              "Person" means any individual, corporation, limited or general partnership, company, business trust, firm, or other association or business entity created and/or recognized under Applicable Law, or any Governmental Entity.

              "Property" or "property" means any assets or property of any kind or nature whatsoever, real, personal, or mixed (including fixtures), whether tangible or intangible.

              "Qualified Average Price" means the Closing Price per share of Common Stock as reported by the principal securities exchange on which the shares of Common Stock are listed for trading, so long as such exchange is the New York Stock Exchange, the NASDAQ National Market, the American Stock Exchange or a Designated Offshore Securities Market, for 30 consecutive Trading Days, provided that (i) on each one of such Trading Days the Closing Price is equal to or higher than the minimum price required to achieve a Qualified Public Value if such price alone was deemed to equal the Qualified Average Price and (ii) throughout such 30-day period at least 20% of the shares of Common Stock outstanding are held by Persons who are not Affiliates of the Corporation, any Group Company or any holder and are freely transferable in the public trading market.

              "Qualified Public Value" means a Qualified Average Price such that the product of such Qualified Average Price times the aggregate number of shares of Common Stock issued pursuant to or issuable upon conversion of the shares of Series A Preferred Stock is equal to or greater than 2.5 times the Total Investment.

              "Redemption Event" shall have the meaning set forth in Section 8(a) of the Certificate of Designations.

              "Redemption Event Trigger Date" shall have the meaning set forth in Section 8(a) of the Certificate of Designations.

              "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Group Companies existing on the Closing Date or Incurred in compliance with this Agreement (including Indebtedness of the Group Companies that refinances Refinancing Indebtedness); provided, however, that: such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accredited value) then outstanding of the Indebtedness, plus accrued and unpaid, interest thereon (if any) being Refinanced.

              "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by a Group Company whereby a Group Company transfers such property to a Person and such Group Company leases it from such Person, other than leases between the Companies and a Wholly-Owned Subsidiary or between Wholly-Owned Subsidiaries.

              "Securities" mean, collectively, the Series A Preferred Stock, the shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock (but only those shares of Common Stock beneficially owned by the Persons who converted the corresponding Series A Preferred Stock or such Person's Affiliates upon Transfer of such Securities), the Mirror Preferred Stock and the Mirror Notes.

              "Securities Purchase Agreement" means that certain Securities Purchase Agreement dated December 17, 1999 by and among the Companies and the Purchasers, as defined therein, as amended.

              "Series A Director" has the meaning set forth in Section 3(a) of the Certificate of Designations.

              "Series A Preference Amount" shall have the meaning set forth in
Section 4(a) of the Certificate of Designations.

              "Series A Preferred Stock" shall have the meaning set forth in
Section 1 of the Certificate of Designations.

              "Series A Purchase Price" shall have the meaning set forth in
Section 8(a) of the Certificate of Designations.

              "Subsidiary" of any Person means any other Person with respect to which either (i) more than 50% of the interests having voting power (a) generally exercisable at a general meeting of shareholders or (b) to elect a majority of the directors or individuals having similar functions of such other Person (irrespective of whether at the time interests of any other class or classes of such Person shall or might have voting power upon the occurrence of any contingency), or (ii) more than 50% of the equity interests of such other Person, is at the time directly or indirectly owned or controlled by such Person, by such Person and/or one or more of its other Subsidiaries and/or any holding company of such Person or of any of its Subsidiaries or by one or more of such Person's other Subsidiaries. When used herein without reference to any Person, Subsidiary means a Subsidiary of the Corporation.

              "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

              "Total Investment" shall mean (pound)22,286,869.

              "Trading Days" means with respect to the shares of Common Stock listed on NYSE, NASDAQ National Market, the American Stock Exchange or a Designated Offshore Securities Market, days on which trades may be made on such system and on which a trade occurs.

              "Transaction Documents" means, collectively, the Transaction Documents (as defined in the Securities Purchase Agreement) and the Master Reorganization Agreement and any and all agreements, certificates, instruments and other documents contemplated hereby or thereby or executed and delivered in connection herewith or therewith.

              "Transfer" or "transfer" means any sale, gift, transfer (whether voluntary or otherwise) or other disposition of (including the granting of any security encumbrance over) any security (including, for the avoidance of doubt, any shares of Series A Preferred Stock) or any option, right, beneficial interest, derivative interest or other interest (legal or equitable) therein.

              "Trustee" shall mean Richard Green (or any successor) under the Voting Trust Agreement.

              "TWUK" means Transworld Healthcare (UK) Limited.

              "UK Parent" means Allied Healthcare Group (UK) Limited.

              "Voting Trust Agreement" means the Voting Trust Agreement, dated as of the date hereof, by and among TWUK, UK Parent, the Corporation, the Purchasers' Representative (as defined in the Securities Purchase Agreement) and the Trustee, as such may be amended from time to time.

              "Wholly-Owned Subsidiary" means, with respect to any Person, a Subsidiary, 100% of the equity interests in which (however measured) are owned by such Person or a Wholly-Owned Subsidiary of such Person or such Person and one or more Wholly-Owned Subsidiaries of such Person taken together.

         Section 13. Covenants. Notwithstanding anything to the contrary contained herein, until the earlier of (i) Common Stock achieving a Qualified Public Value or (ii) the Lead Investor (or any of its Affiliates, which, for purposes of Section 13 of the Certificate of Designations, shall include any limited partner or other constituent owner of the Lead Investor) holding less than fifty percent (50%) of the shares of Series A Preferred Stock issued to the Lead Investor on the Closing Date, the Corporation shall make, uphold and comply with the following covenants, and shall cause each of its Subsidiaries to so uphold and comply with such covenants where applicable:

              (a) Payment of Securities. The Corporation shall deliver shares of Common Stock (plus applicable payment in cash of any accrued or declared but unpaid dividends on such shares of Series A Preferred Stock) upon the conversion of the shares of Series A Preferred Stock, and pay when due the Series A Purchase Price or Series A Preferred Amount, as applicable, of shares of Series A Preferred Stock (plus applicable payment in cash of any accrued or declared but unpaid dividends on such shares of Series A Preferred Stock) in the manner provided herein. The Companies shall not, or permit any of their respective Subsidiaries to, enter into any agreement with any party which by its express terms: (a) restricts payments due the holders hereunder; or (b) otherwise conflicts with or impairs any of the express rights or privileges granted to the holders hereunder or under any other Transaction Document.

              (b) Accounting Methods; Organizational Existence.

                   (i) Unless consistent with Applicable Laws and with accounting principles, standards and practices generally accepted at the relevant date in the United States of America or the United Kingdom, as applicable, consistently applied, the Companies will not, and they will not permit any Subsidiary to, change or introduce any new method of accounting which differs in any substantive respect from the accounting as reflected in the audited financial statements included in the Registration Statement on Form S-4 by the Corporation filed with the Securities and Exchange Commission on May 1, 2002 and Amendment Number 1 to the Registration Statement on Form S-4 by the Corporation filed with the Securities and Exchange Commission on May 21, 2002, unless such change or introduction is mandated after the Filing Date under generally accepted accounting principles in the United States or the United Kingdom, as applicable.

                   (ii) The Companies will use their commercially reasonable efforts to do or cause to be done all things necessary to preserve and keep in full force and effect their respective and their respective Subsidiaries' organizational existence as limited liability companies and the rights (charter and statutory), licenses and franchises of the Companies and their respective Subsidiaries; provided, however, that the Companies shall not be required to preserve any such right, license or franchise, or the corporate, organizational or similar existence of any Subsidiary, if the Board of Directors of the Corporation shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Group Companies taken as a whole.

              (c) Payment of Directors' Expenses. Each of the Companies shall promptly reimburse each such member of the Board of Directors of such Company for his reasonable out-of-pocket expenses in accordance with the regular policies of the Companies incurred in attending each meeting of the Board of Directors of such Company or any committee thereof of which he or she is a member.

              (d) Compliance Certificate and Opinion.

                   (i) The Corporation shall deliver, and the Corporation shall cause each of UK Parent and TWUK to deliver to the holders, within one hundred and twenty (120) days after the end of each fiscal year of the Corporation, UK Parent and TWUK, and within forty five (45) days after the end of each of the first three quarters of each fiscal year of the Corporation, UK Parent and TWUK, an Officers' Certificate on behalf of each of the Corporation, UK Parent and TWUK stating that (i) a review of the activities of the Corporation, UK Parent and TWUK during the preceding fiscal year or quarter, as the case may be, has been made to determine whether the Companies have kept, observed, performed and fulfilled all of their respective obligations under the Certificate of Designations and the Transaction Documents, (ii) such review was supervised by the Officers of the Companies signing such certificate, and (iii) to the best knowledge of each Officer signing such certificate, (A) the Companies have kept, observed, performed and fulfilled the covenants contained in the Certificate of Designations and are not in default in the performance or observance of any of the terms, provisions and conditions of the Certificate of Designations, except where the failure to so keep, observe, perform or fulfill any such covenant, and any such default, could not, individually or in the aggregate, have a material adverse effect on the Companies (or, if a Covenant Breach or Insolvency Breach occurred, describing all such Covenant Breaches or Insolvency Breaches of which each such Officer may have knowledge and what action the Companies have taken or proposes to take with respect thereto), and (B) no event has occurred and remains in existence by reason of which Common Stock upon the conversion of the Series A Preferred Stock (plus applicable payment in cash of any accrued or declared but unpaid dividends on such shares of Series A Preferred Stock), or the payment as applicable of the Series A Purchase Price or Series A Preference Amount as contemplated in the Certificate of Designations, are prohibited or if such event has occurred, a description of the event and what action the Companies are taking or proposes to take with respect thereto.

                   (ii) The Corporation shall deliver to the holders promptly after any Officer of the Companies becomes aware of (i) any Covenant Breach or Insolvency Breach, or (ii) any default or event of default under any mortgage, agreement or instrument that could result in an Insolvency Breach under Section 17 of the Certificate of Designations, an Officers' Certificate specifying such default or event of default and what action the Companies are taking or proposes to take with respect thereto.

                   (iii) To the extent not disclosed in the reports provided under this Section 13(d) of the Certificate of Designations, the Companies shall promptly advise the holders of any event (including without limitation each suit or proceeding commenced or threatened against the Companies, assuming for purposes of this Section 13(d)(iii) of the Certificate of Designations that such action is or will be adversely determined) which, in the reasonable judgment of the Companies, has resulted in or, insofar as the Companies can reasonably foresee, may result or will result in a material adverse effect on the rights of holders.

         (e) Restrictive Covenants. The Companies shall not, and shall procure that each of its Subsidiaries shall not, without the consent of a Majority in Interest of the holders:

                   (i) amend, alter or repeal any provision of, or add any provision to, any of the Charter Documents in a manner that adversely alters or adversely affects the designations, preferences, powers and/or relative participating optional or other special rights, or the restrictions provided for the benefit of, the Series A Preferred Stock;

                   (ii) except as explicitly permitted herein, create, obligate itself to create, authorize, reclassify or issue any Capital Shares of any Subsidiary of the Corporation or of any Subsidiary of such Subsidiaries, except with respect to issuances solely to one or more Group Companies or with respect to directors qualifying shares; or

                   (iii) with respect solely to the Corporation, declare or pay any dividends or make any distributions of cash, Property or securities in respect of its respective Capital Shares, or apply any of its assets to the redemption, retirement, purchase or other acquisition of its respective Capital Shares, directly or indirectly, or otherwise, except for (A) dividends with respect to the shares of Series A Preferred Stock and Common Stock consistent with and pursuant to the provisions of Section 2 of the Certificate of Designations and (B) the redemption of Series A Preferred Stock pursuant to and as provided in Sections 8 and 9 of this Certificate of Designations (provided that with respect to such redemptions the Companies shall exercise or direct the exercise of their voting rights for the purpose of passing or authorizing and giving effect to such redemption and any related dividend or distribution).

        (f) Limitation on Transactions with Affiliates.

                   (i) None of the Corporation, UK Parent nor TWUK shall, nor shall the Companies permit any of their respective Subsidiaries to, enter into any transaction or series of transactions to sell, lease, transfer, exchange or otherwise dispose of any of its properties or assets to or to purchase any property or assets from, or for the direct or indirect benefit of, any holder (other than relating to the Transaction Documents and the transactions contemplated thereby) or any Affiliate of any holder, the Corporation, UK Parent or TWUK, make any Investment in or enter into any contract, agreement, understanding, loan, advance or Guarantee with, or for the direct or indirect benefit of, any holder (other than relating to the Transaction Documents and the transactions contemplated thereby) or any Affiliate of any holder, the Corporation, UK Parent or of TWUK (each, including any series of transactions with one or more holder, or Affiliates, an "Affiliate Transaction"), unless:

                        (1) the Board of Directors of the Corporation
                   determines, as evidenced by a Board Resolution, that the terms of such Affiliate Transaction are fair and reasonable to the Group Companies and no less favorable to the Group Companies than those that could have been obtained at that time in a comparable arms-length transaction by the applicable Group Company with an unrelated Person; and

                        (2) such transaction has been approved by a majority of
                   members of the Board of Directors of the Corporation who have no direct or indirect interest in the Affiliate Transaction itself or in the Affiliate that is a party to the Affiliate Transaction, or in any other party that is an Affiliate of any such Affiliate, and the Corporation shall have delivered to the holders an Officers' Certificate certifying that the conditions of this clause (2) have been satisfied; and

                        (3) with respect to an Affiliate Transaction involving
                   or having a potential aggregate value of more than (pound)1,000,000, the Board of Directors of the Corporation shall first have received a written opinion from an Independent Financial Advisor for the benefit of the Corporation and the holders which firm is not receiving any contingent fee or other consideration directly or indirectly related to the successful completion of the Affiliate Transaction, to the effect that the proposed Affiliate Transaction is fair to the Group Companies from a financial point of view.

                   (ii) The provisions of this Section 13(f) of the Certificate of Designations shall not apply to (i) the reasonable and customary fees and compensation paid to or indemnity provided on behalf of, officers, directors, employees or consultants of the Group Companies, as determined by the Board of Directors of the Corporation (with respect to officers and directors of the Corporation) or the senior management of the Corporation in good faith (with respect to other employees and consultants of the Group Companies), (ii) transactions exclusively between or among the Corporation, UK Parent and TWUK and any Wholly-Owned Subsidiary or exclusively between or among Wholly-Owned Subsidiaries, provided such transactions are not otherwise prohibited by the Certificate of Designations, (iii) any Affiliate Transaction in existence as of the Filing Date, or (iv) any amendment, restructuring or modification of the terms of the Series A Preferred Stock or the rights and obligations of the holders under the Certificate of Designations or the Institutional Investors in other Transaction Documents which is approved by a majority of the members of the Board of Directors other than the Series A Director.

         (g) Restrictions Against Limitations on Upstream Payments. Without the consent of a Majority in Interest, none of the Corporation, UK Parent nor TWUK shall, nor shall it permit any Subsidiary to, create or otherwise cause or to become effective any Payment Restriction, except for such Payment Restrictions existing under or by reason of: (i) Applicable Laws; (ii) the terms of the Transaction Documents; (iii) the terms of the Credit Agreements as in existence on the date hereof and any other document entered into in connection therewith;
(iv) any instrument governing Indebtedness or Capital Shares of an Acquired Person as in effect at the time of such acquisition (except to the extent such Indebtedness was Incurred in contemplation of or in connection with such acquisition), provided, that such restriction is not applicable to any Person, or the Property or assets of any Person, other than the Acquired Person; (v) non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; (vi) instruments governing purchase money Indebtedness for Property acquired in the ordinary course of business that only impose restrictions on the Property so acquired; or (vii) Refinancing Indebtedness approved by the Boards of Directors of the Corporation, and, if applicable, TWUK, with respect to Indebtedness described in clauses (ii), (iii) or (iv), provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the instrument governing the Indebtedness being refinanced immediately prior to such refinancing.

              (h) Protection of Series A Preferred Stock Holders' Rights Generally.

                   (i) None of the Corporation, UK Parent, or TWUK shall, or shall permit any of its Subsidiaries to, by amendment of any Charter Document or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, agreement or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, UK Parent and TWUK.

                   (ii) Upon request by the Majority in Interest, the Companies shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered such reasonable further act, deed, conveyance, transfer and assurance necessary or desirable to carry out the terms, provisions, purposes and intents of the Certificate of Designations and the other Transaction Documents, and all other agreements, securities and instruments contemplated hereby and thereby, and to ensure the effectiveness of the rights, benefits and remedies provided for hereby and thereby.

        (i) Amendments and Supplements Requiring Consent of Holders.

                   (i) Except as otherwise provided in this Section 13(i)(i) or 11(d) of the Certificate of Designations, the Mirror Preferred Stock and Mirror Note may be amended or supplemented only with the written consent of a Majority in Interest, and any existing Covenant Breach or Insolvency Breach or compliance with any provision of the Mirror Preferred Stock and Mirror Note may be waived only with the consent of a Majority in Interest of the holders.

                   (ii) It shall not be necessary for the consent of the Majority in Interest under Section 13(i) or 11(d) of the Certificate of Designations to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under
         Section 13(i) or 11(d) of the Certificate of Designations becomes effective, the Companies shall mail to each holder a notice briefly describing the amendment, supplement or waiver. Any failure of the Companies to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or waiver.

         Section 14. Provision of Information

              (a) Provision of Information. Until the Common Stock has achieved a Qualified Public Value the Corporation shall, and shall cause each of its Subsidiaries to, where applicable:

                   (i) prepare at the cost of the Corporation and deliver to the Lead Investor (on behalf of the holders):

                        (1) within 25 days of the end of each month consolidated
                   monthly management accounts of the Group Companies including a profit and loss account and a balance sheet, cash flow statement and 12 month cash flow forecast in each case with a comparison against the Budget together with a commentary on the trading and prospects of the Group Companies; and

                        (2) such other information as the holders may reasonably
                   require;

                   (ii) dispatch the audited accounts of the Group Companies for each financial period of the Corporation to the Purchasers not later than 120 days after the end of each financial period;

                   (iii) procure that not later than the beginning of each annual financial accounting reference period there is prepared and delivered to the holders a detailed operating budget for such financial accounting reference period (including a schedule of all forecast capital expenditure and cash flow forecast for the Group Companies in respect of such financial accounting reference period) of the Group Companies; and

                   (iv) procure that all material developments regarding any of the Group Companies' affairs are communicated to the Series A Director at meetings of the Board of Directors (or through Board of Directors papers) or in writing to the holders and that the holders are given such information and such access to the officers, employees and premises of the Group Companies as they may reasonably require.

              (b) Communication of Information. The Series A Director may communicate any information received by him or her pursuant to the Certificate of Designations or otherwise in his or her capacity as director of the Corporation to the Lead Investor. The Lead Investor may communicate any such information to any company or other entity which is its Subsidiary or holding company or a Subsidiary of its ultimate holding company or to its partners, members, manager or investment or other professional adviser or any Person or Persons on behalf of whom it holds Securities; provided, that it shall use its reasonable endeavors to procure that such recipient is aware of the confidential nature of such information and does not use any such information other than for the purpose of reviewing its or clients' investment in the Companies.

         Section 15. Conduct of the Group Companies and Management. Until the Common Stock has achieved a Qualified Public Value, the Corporation shall, and shall cause each of its Subsidiaries to, where applicable:

              (a) send to the Series A Director:

                   (i) reasonable advance notice of each meeting of the Board of Directors or committee of the Board of Directors or of a meeting of the Directors of any member of the Group Companies of which that Person is a director (such notice to be not less than seven days' notice unless otherwise agreed by the Series A Director) and, contemporaneously with any distribution to the other directors of the Corporation, an agenda of the business to be transacted at such meeting (together with all papers circulated or presented to the same);

                   (ii) as soon as practicable after each such meeting of the Board of Directors or of a committee of the Board of Directors, a copy of the draft minutes thereof;

              (b) procure that at least four Board of Directors meetings of the Corporation shall be held each year (at not more than sixteen weekly intervals);

              (c) procure that if the holders have not for the time being appointed the Series A Director(s) pursuant to Section 3(a) of the Certificate of Designations, they shall be entitled themselves to send a representative to any such meeting of the Board of Directors and Board of Directors meetings of all members of the Group Companies; and

              (d) procure that if the holders have not for the time being appointed any directors to which they may be entitled to appoint to the Board of Directors of any Group Company (other than the Corporation) by virtue of the Voting Trust Agreement, or otherwise, they shall be entitled themselves to send a representative to any such meeting of the Board of Directors and Board of Directors meetings of all members of the Group Companies (other than the Corporation).

         Section 16. Successors.

              (a) The Corporation shall not directly or indirectly, by operation of law or otherwise (i) be acquired by any other Person; (ii) permit substantially all of its assets to be acquired by any other Person (including an acquisition of stock of Subsidiaries which in the aggregate account for substantially all of the Corporation's assets); (iii) consolidate, merge, or otherwise combine with or into any other Person; (iv) permit any other Person to acquire, consolidate, merge, or otherwise combine with or into the Companies;
(v) permit any other Person to acquire, consolidate, merge, or otherwise combine with or into or be consolidated, merged, or otherwise combined with or into by, any Subsidiary (in a transaction in which such Subsidiary (or successor Person) remains (or becomes) a Subsidiary); or (vi) directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of the properties and assets of any of the Subsidiaries as an entirety or permit any of the Subsidiaries to do any of the foregoing (except for merger, consolidation or other combination of any Subsidiary of the Companies with or into, or the disposition of all or substantially all of the assets of any Subsidiary of the Companies to, the Companies or any Wholly-Owned Subsidiary of the Companies), unless:



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

                   (1) in any such transaction in which the Person acquires by transfer, conveyance, consolidation, merger, combination, sale, lease or other disposition, as applicable, all or substantially all of the properties and assets of the Companies as an entirety (for purposes of this Section 16 of the Certificate of Designations, "Successor Companies"), such Successor Companies (i) shall be a corporation or limited liability company, (ii) shall be organized, duly incorporated and validly existing under the laws of the United States or England,
         (iii) shall expressly assume in form reasonably satisfactory to a Majority in Interest, the obligations with respect to the Series A Preferred Stock then outstanding, and the performance of the covenants and obligations set forth in the Certificate of Designations and the Transaction Documents on the part of the Companies to be performed or observed or shall agree to such alternative obligations, such that, following such assumption and agreement, the holders will continue to have the right to achieve practical realization of the principal benefits intended to be provided to them hereby, which the Companies understand to include, without limitation, the practical realization of the principal benefits intended to be provided under (A) the Holders' Redemption as provided in Section 8 of the Certificate of Designations,
         (B) the covenants as provided in Section 13 of the Certificate of Designations, and (C) the enforcement against the Companies of any Covenant Breach or Insolvency Breach as provided in Section 17 of the Certificate of Designations, as nearly as may be, in relation to the circumstances of such Successor Companies, and (iv) shall take all such action and pass all such resolutions as may be necessary to enable it to assume and agree on all such obligations.

                   (2) immediately before and after giving effect to such transaction, no Covenant Breach or Insolvency Breach shall have occurred and be continuing; and

                   (3) the Companies have delivered to the holders an Officers' Certificate and a written opinion from legal counsel, each stating that such consolidation, merger, amalgamation, combination, conveyance, transfer, lease or acquisition and, if the assumption of the obligations of the holders under the Certificate of Designations and the Transaction Documents is required in connection with such transaction, such documents effecting such assumption, complies with this Section 16 of the Certificate of Designations and that all conditions precedent herein for relating to such transaction have been complied with and satisfied.

         (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise), in a single transaction or series of transactions, of all or substantially all of the properties and assets of one or more Subsidiaries, the Capital Shares of which constitutes all or substantially all of the properties and assets of the Companies shall be deemed to be the transfer of all or substantially all of the properties and assets of the Companies.

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

         Section 17. Breaches and Remedies

              (a) Covenant Breaches. The following constitutes a "Covenant Breach": the Companies shall fail to make any payment in respect of (A) the principal of the Mirror Notes or the Mirror PIK Notes as the same shall become due, whether at maturity, upon acceleration, redemption or otherwise, (B) interest or dividends on or in respect of any shares of the Series A Preferred Stock, the Mirror Preferred Stock, the Mirror Notes or the Mirror PIK Notes as the same shall become due where each of the Corporation, UK Parent or TWUK, as applicable, had the ability to make such interest or dividend payments under the Credit Agreements, and such failure shall relate to two quarterly interest or dividend payments or more; or (C) the Series A Purchase Price, Series A Preference Amount, the Mirror Preferred Stock Purchase Price, Mirror Preferred Stock Preference Amount, the Mirror Note Redemption Price or the Mirror PIK Note Redemption Price as the same shall become due upon redemption or purchase; or failure by the Companies for thirty (30) days after receipt of notice from the holders representing at least one-half of a Majority in Interest to comply with
Section 13(e) or 13(f) of the Certificate of Designations or Section 16 of the Certificate of Designations.

              (b) Breaches on Insolvency. Each of the following constitutes an "Insolvency Breach":

                   (i) a default under any Designated Indebtedness if such default results in the acceleration of such Indebtedness prior to its express maturity or shall constitute a default in the payment of such Indebtedness at final maturity and such acceleration has not been cured or waived within 30 days of such default; or

                   (ii) an Insolvency Event occurs with respect to any of the Companies which is not discharged or discontinued within 14 days of the commencement of the relevant proceedings save that such 14 day period shall not apply or shall cease to apply forthwith in the event of any of the following occurring in connection with any of the Companies:

                        (1) an administrative receiver or liquidator being
              appointed;

                        (2) an order being made for the appointment of an
              administrator;

                        (3) an order being made for the liquidation, bankruptcy,
              winding-up, dissolution or any other Insolvency Proceedings or analogous proceedings under the laws of any jurisdiction; or

                        (4) a corporate voluntary arrangement or scheme of
              arrangement (other than a solvent members' scheme of arrangement under Section 425 of the Companies Act 1985) being made by any of the Companies or any other Person in relation to any of the Companies.



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

              (c) Remedies.

                   (i) If a Covenant Breach arising under Section 17(a) of the Certificate of Designations occurs, then beginning upon such occurrence and for so long as the Covenant Breach is continuing:

                        (1) the dividend rate accruing on the shares of Series A
              Preferred Stock and Mirror Preferred Stock, and the interest rate on the Mirror Notes and Mirror PIK Notes, commencing from (and including) the date of such Covenant Breach, shall be increased each quarter by 0.5% (for the avoidance of doubt, from 9.375% per annum to 9.875% upon the occurrence of the Covenant Breach, to 10.375% one quarter after such date, to 10.875% two quarters after such date, etc.) (the "Breach Interest Rate") and such dividends and interest shall continue to accrue at the Breach Interest Rate while such Covenant Breach is continuing; provided, that the Breach Interest Rate shall forthwith be reduced back to the rate set forth in Section 2 of the Certificate of Designations if, and when, the original Covenant Breach and all other Covenant Breaches that may have arisen while such original Covenant Breach was continuing have been eliminated or waived in writing by a Majority in Interest of the holders and are no longer continuing; and

                        (2) the number of directors of the Corporation shall be
              increased as follows: the holders will be entitled to elect one additional Series A Director to be appointed to the Board of Directors (an "Additional Series A Director") and thereafter on each six month anniversary of the occurrence of such Covenant Breach, so long as such Covenant Breach continues, the holders will be entitled to nominate one Additional Series A Director to be appointed to the Board of Directors. Each appointment of an Additional Series A Director shall take place at an extraordinary meeting of shareholders called for such purpose by the Board of Directors or as otherwise provided in Section 3(a) of the Certificate of Designations. The Corporation shall take all such action and exercise all its powers (including voting powers) to procure the appointment of all such Additional Series A Directors as may be nominated by the holders pursuant to Section 17(c)(i)(2) of the Certificate of Designations. If and when the original Covenant Breach and all other Covenant Breaches that may have arisen while such original Covenant Breach was continuing have been eliminated or waived in writing by a Majority in Interest of the holders and are no longer continuing, the right of the holders to nominate Additional Series A Directors shall lapse and all Additional Series A Directors shall resign or, in the absence of such resignation, be removed, subject to the rights set forth in this paragraph revesting in the event of each and every Covenant Breach.

                   (ii) If an Insolvency Breach under Section 17(b) of the Certificate of Designations occurs, a Majority in Interest may declare an "Accelerated Liquidity." Upon such declaration of Accelerated Liquidity, the respective Series A Purchase Price,


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

         Mirror Preferred Stock Purchase Price, Mirror Note Redemption Price and/or Mirror PIK Notes Redemption Price (each calculated to the date of actual payment) of all outstanding shares of Series A Preferred Stock and Mirror Preferred Stock and the Mirror Note and Mirror PIK Notes, respectively, in addition to all accrued unpaid interest and dividends thereon, shall be due and payable immediately. In the event of a declaration of Accelerated Liquidity under this Certificate of Designations because an Insolvency Breach set forth in Section 17(b)(i) of the Certificate of Designations has occurred and is continuing, such declaration of Accelerated Liquidity shall be automatically rescinded and annulled if either (i) the holders of the Designated Indebtedness have waived such failure to pay at maturity or have rescinded the Accelerated Liquidity in respect of such Indebtedness, or (ii) such Indebtedness shall have been discharged or the maturity thereof shall have been extended such that it is not then due and payable, or the underlying default has been cured.

                   (iii) In the event of a Covenant Breach or breach of warranties under Article IV of the Securities Purchase Agreement that results in a judgment as determined by an appropriate court or other administrative body in favor of the holders in an amount equal to or greater than (pound)5.0 million and such amount due to the holders is not permitted to be paid, then in such event (A) interest on such entire amount due the holders shall accrue at a rate of 9.375% per annum and such rate of interest shall be increased each quarter by 0.5% (same as described in Section 17(c)(i) of the Certificate of Designations) until such time as the full amount due to the holders has been paid by the Companies and (B) the number of directors of the Companies shall be increased as provided in Sections 17(c)(i)(2) of the Certificate of Designations. For purposes of clarity, "entire amount due the holders" for Section 17(b)(iii)(A) shall refer to the amounts resulting from any such judgment, and is not intended to include actual shares of Series A Preferred Stock.

              (d) Waiver of Breach. To the extent permitted under Section 11(d)(ii) of the Certificate of Designations, a Majority in Interest of the holders by notice to the Corporation may on behalf of all holders waive any existing Covenant Breach or Insolvency Breach and its consequences under the Certificate of Designations and rescind any declaration of Accelerated Liquidity and its consequences. Upon any such waiver, such Covenant Breach shall cease to exist be deemed to have been cured for every purpose of the Certificate of Designations; provided that no such waiver shall extend to any subsequent or other Covenant Breach or Insolvency Breach.

         SIXTH: The foregoing amendment was authorized and approved by the vote of the board of directors of the Corporation. Under Section 502 of the Business Corporation Law, shareholder approval was not required for this action.



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



         IN WITNESS WHEREOF, Allied Healthcare International Inc. has caused this certificate to be signed by a duly authorized officer and its corporate seal, to be hereunto affixed this 26th day of June, 2002.


                                            ALLIED HEALTHCARE INTERNATIONAL INC.


                                            By: /s/ John B. Wynne
                                                --------------------------------
                                                Name: John B. Wynne
                                                Title:  Vice President and Chief
                                                Financial Officer


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